UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)

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STRYKER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2825 Airview Boulevard
Kalamazoo, MI 49002
Notice of 2023 Annual Meeting of Shareholders of Stryker Corporation

Date:    May 10, 2023
Time:    9:00 a.m., Eastern Time
Place:    This year's annual meeting of shareholders of Stryker Corporation will be held virtually via the internet only. Shareholders will be able to listen, vote and submit questions regardless of location via the internet at www.virtualshareholdermeeting.com/SYK2023 by using the 16-digit control number included on your notice regarding the availability of proxy materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. We designed the format of this year's annual meeting to ensure that our shareholders who attend the annual meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Items of Business:
•Elect ten directors;
•Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023;
•Conduct an advisory vote to approve named executive officer compensation;
•Conduct an advisory vote on the frequency of future advisory votes on named executive officer compensation;
•Consider and vote upon the shareholder proposal set forth in this Proxy Statement, if properly presented; and
•Transact any other business that may properly come before the meeting and any adjournment or postponement.
We invite all shareholders to attend the virtual meeting. At the meeting, you will have the opportunity to ask questions of our management with respect to the matters to be voted on and will hear a report on our business. Stryker's accompanying proxy materials include instructions on how to participate in the meeting and the means by which you may vote your shares and submit questions. Our Annual Report on Form 10-K for the year ended December 31, 2022 is enclosed.
Only shareholders of record on March 13, 2023 may vote at the meeting.
Your vote is important. Please vote your shares promptly. To vote your shares, you may use the internet, call the toll-free telephone number as described on your proxy card or complete, sign, date and return your proxy card by mail.

J. Andrés Cedrón
Vice President, Corporate Secretary
March 28, 2023

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING ON MAY 10, 2023.
This Proxy Statement, our 2022 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

Mission

Together with our customers, we are driven to make healthcare better.

Values

Integrity
We do what's right

Accountability
We do what we say

People
We grow talent

Performance
We deliver

Contacting the Board of Directors	20
Code of Conduct	20
Certain Relationships and Related Party Transactions	20
Approach to Environmental, Social and Governance Related Matters	21
Compensation Discussion and Analysis	22
Named Executive Officers	22
Overview	22
Compensation Objectives	22
Executive Compensation Philosophy	23
The Role of Benchmarking in Our Executive Compensation Decisions	23
Management's Role in Determining Executive Compensation	24
2022 Compensation Decisions	24
2022 Compensation Elements	25
Impact of Decisions Regarding One Compensation Element on Decisions Regarding Other Compensation Elements	32
Equity Plans and Equity-Based Compensation Award Granting Policy	32
Executive and Non-Employee Director Stock Ownership Guidelines	32
Prohibition of Hedging and Pledging Transactions	33
Recoupment Policy	33
Employment Agreements and Severance Policy	33
Company Tax and Accounting Issues	33
2023 Compensation Decisions	34
Compensation and Human Capital Committee Report	34
Executive Compensation	35
Summary Compensation Table	35
2022 Grants of Plan-Based Awards	36
Outstanding Equity Awards at 2022 Fiscal Year-End	38
2022 Option Exercises and Stock Vested	39
2022 Pension Benefits	39
2022 Nonqualified Deferred Compensation	39
Potential Payments upon Termination or Change in Control	40
Pay versus Performance	42
Ratio of 2022 Compensation of the Chief Executive Officer to that of the Median Employee	44
Compensation of Directors	45
Audit Committee Report	46
Additional Information	47
Proposals for Inclusion in our 2024 Proxy Materials (SEC Rule 14a-8)	47
Director Nominations for Inclusion in our 2024 Proxy Materials (Proxy Access)	47
Other Proposals or Nominations to be Brought Before our 2024 Annual Meeting (Advance Notice)	47
Delinquent Section 16(a) Reports	47
Other Matters	47
Expenses of Solicitation	47

Householding	47
Appendix A — Reconciliation of the Most Directly Comparable GAAP Measure to Non-GAAP Financial Measure	A-1

PROXY STATEMENT SUMMARY

This summary is intended to provide a broad overview of important information you will find elsewhere in this Proxy Statement and does not contain all the information you should consider. We encourage you to read the entire Proxy Statement before voting.

Meeting Information
Date and Time
May 10, 2023 at 9:00 a.m., Eastern Time. This year’s annual meeting will be held virtually via the internet. See page 5 for information on how to attend the meeting.

Shareholder Voting Matters
Matter	Board Vote Recommendation	See Page
Management Proposals
Proposal 1 — Election of Directors	For each nominee	7
Proposal 2 — Ratify Appointment of Independent Registered Public Accounting Firm	For	11
Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation	For	12
Proposal 4 — Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation	One year	13
Shareholder Proposals
Proposal 5 — Political Disclosure	Against	14

Our Director Nominees and Board Characteristics
Name	Age*	Director Since	Independent	Committee Membership(3)
Mary K. Brainerd	69	2017	Yes	Comp&HC, G&N (Chair)
Giovanni Caforio, M.D.	58	2020	Yes	Comp&HC, G&N
Srikant M. Datar, Ph.D.	69	2009	Yes	Audit
Allan C. Golston	56	2011	Yes	Comp&HC (Chair), G&N
Kevin A. Lobo(1)	57	2012	No
Sherilyn S. McCoy(2)	64	2018	Yes	Comp&HC, G&N
Andrew K. Silvernail	52	2013	Yes	Audit (Chair)
Lisa M. Skeete Tatum	55	2020	Yes	Audit
Ronda E. Stryker	68	1984	Yes	G&N
Rajeev Suri	55	2018	Yes	Audit
_________________
*Age is as of the date of the 2023 Annual Meeting
(1) Chair of the Board, Chief Executive Officer and President
(2) Lead Independent Director
(3) Audit = Audit Committee, Comp&HC = Compensation and Human Capital Committee, G&N = Governance and Nominating Committee

Director Nominee Demographics

	Brainerd	Caforio	Datar	Golston	Lobo	McCoy	Silvernail	Skeete Tatum	Stryker	Suri
Racially/Ethnically Diverse			•	•	•			•		•
Born Outside U.S.		•	•		•					•

Male		•	•	•	•		•			•
Female	•					•		•	•

Years of Service	6	3	14	12	11	5	10	3	39	5

Average Director Tenure: 11 years

Corporate Governance Practices
Stryker is committed to exercising good corporate governance. Our policies and practices in this regard include the following:
•Majority voting in uncontested elections.
•The Lead Independent Director position entails significant responsibility related to Board leadership and governance.
•All directors are independent other than the Chair, Chief Executive Officer and President.
•Regular executive sessions of independent directors.
•All members of Board Committees are independent.
•Multiple members of our Audit Committee are "audit committee financial experts" pursuant to SEC rules.
•Annual Board and Committee self-evaluations.
•Annual independent director evaluation of the Chair, Chief Executive Officer and President.
•Active Board and Committee oversight of risk and risk management.
•Independent Board Committee oversight of corporate responsibility, which includes environmental, social and governance ("ESG") related topics, with quarterly presentations to directors.
•Independent Board Committee oversight of cybersecurity, with regular presentations to directors.
•No "poison pill" takeover defense plan.
•Proxy access right for shareholders.
•Shareholders' right to call special shareholder meetings.

Executive Compensation Philosophy
Our executive compensation programs are a key component of our ability to attract, motivate and retain talented, qualified executives and are designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders in line with the following principles and practices:
•We monitor a comparison group of medical technology and other related companies to ensure that our compensation programs are within observed competitive practices.
•We aim to provide market competitive total direct compensation consisting of base salary, annual bonus and long-term equity incentives (stock awards).
•We emphasize pay for performance. In 2022, the value of the variable performance and stock-based compensation for our Named Executive Officers ("NEOs") averaged 88% of total direct compensation.
•Our annual and long-term incentives align the interests of our executives with those of our shareholders, utilizing challenging performance goals that should result in profitable, sustained business growth over the long term as well as stock price increases over time.
•We regularly evaluate our executive compensation programs to ensure that they do not encourage excessive risk taking.
•Our stock ownership guidelines reflect our conviction that our senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of our management and shareholders.
•Our recoupment policy applies to all cash and equity incentive payments made to our elected corporate officers after 2014 in the event of either a material restatement of our financial statements as a result of misconduct or an officer's material misconduct or negligence that results in a material violation of a law or regulation or material Company policy.
•We hold an annual advisory vote regarding NEO compensation, which in 2022 resulted in an approximately 91% favorable vote.

Executive Compensation Practices
Stryker employs a number of practices that reflect our executive compensation philosophy as it relates to our NEOs and other executive officers, including the following:
•Our Compensation and Human Capital Committee retains an independent compensation consultant that reports solely to the Compensation and Human Capital Committee.
•We link the majority of NEO compensation to Company performance.
•We balance short-term and long-term incentives.
•We cap payouts of incentive awards.
•Our guidelines require significant stock ownership and prohibit hedging and pledging transactions.
•We provide limited perquisites and personal benefits to our NEOs.
•We do not have employment or severance agreements.
•We do not allow for contractual change-in-control payments.
•We do not pay tax gross-ups (unless pursuant to our relocation and expatriate assignment practices).
•We do not reprice, exchange or buy out stock options.

Financial Performance

Net Sales	Net Earnings
$ in billions	$ per diluted share

Adjusted Net Earnings(1)	Dividends Paid
$ per diluted share	$ per share of common stock

Financial Overview
(in millions, except per share amounts)	2022	2021	% Change

Net sales	$18,449	$17,108	7.8
Earnings before income taxes	2,683	2,281	17.6
Income taxes	325	287	13.2
Net earnings	2,358	1,994	18.3
Adjusted net earnings(1)	3,571	3,474	2.8

Net earnings per diluted share of common stock:
Reported	6.17	5.21	18.4
Adjusted(1)	9.34	9.09	2.8

Dividends paid per share of common stock	2.78	2.52	10.3
Cash, cash equivalents, and marketable securities	1,928	3,019	(36.1)
______________
(1) Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP financial measures. Refer to "Appendix A — Reconciliation of the Most Directly Comparable GAAP Measure to Non-GAAP Financial Measure" for additional information.

GENERAL INFORMATION
We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be used during the annual meeting of shareholders of Stryker Corporation to be held on May 10, 2023 and at any adjournment or postponement of the meeting. The solicitation will begin on or about March 28, 2023.

Who Is Entitled to Vote?
At the close of business on March 13, 2023, the record date for the meeting, 379,121,984 shares of our common stock, $0.10 par value ("Common Stock"), were outstanding. For each proposal to be voted on, each shareholder is entitled to one vote for each share of Common Stock owned at the record date.

How Do I Vote?
If you are a shareholder of record, you may vote by proxy in any of the following ways:
•By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card.
•By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.
If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on May 9, 2023.
You may also vote during the annual meeting via the internet at www.virtualshareholdermeeting.com/SYK2023. At this site, you will be able to vote electronically. You also will be able to submit questions in writing during the annual meeting.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in "street name." The street name holder will provide you with instructions that you must follow to have your shares voted.
If you hold your shares in street name and you wish to vote during the meeting, you must obtain a proxy issued in your name from the street name holder.

May I Change My Mind after Submitting a Proxy?
If you are a shareholder of record, you may revoke your proxy before it is exercised by:
•Written notice to the Vice President, Corporate Secretary of the Company at 2825 Airview Boulevard, Kalamazoo, Michigan 49002;
•Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or
•Voting during the annual meeting.
If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

What are Broker Non-Votes?
A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will have discretionary authority to vote only on Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023).

What is the Required Vote?
In the election of directors, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee). On all other matters, the vote required to pass is the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast and will therefore have no effect on the outcome of any of the matters. For Proposal 4 (the advisory vote on frequency of future advisory votes on named executive officer compensation), if no frequency receives a majority vote, then the Board will consider the frequency that receives the highest number of votes cast to be the frequency recommended by shareholders.

How Can I Attend the Annual Meeting?
To attend the annual meeting, log in at
www.virtualshareholdermeeting.com/SYK2023. Shareholders will need their unique control number which appears on the notice regarding the availability of proxy materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompany the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting.
You can also attend the shareholder meeting as a guest by phone. The telephone number to listen to the meeting is 1-877-328-2502 (U.S. Domestic Toll Free) or 1-412-317-5419 (International). Request the "Stryker Corporation Annual Meeting" when greeted by the operator.

How Can I Submit a Question for the Annual Meeting?
By accessing www.proxyvote.com, our shareholders will be able to submit questions in writing in advance of the annual meeting, vote, view the annual meeting procedures, and obtain copies of proxy materials and our 2022 Annual Report on Form 10-K. Shareholders also may submit questions in writing on the day of or during the annual meeting at
www.virtualshareholdermeeting.com/SYK2023. Shareholders will need their unique control number which appears on the notice regarding the availability of proxy materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials.
As part of the annual meeting, we will hold a live question and answer session, during which we intend to answer all questions submitted in writing before or during the meeting in accordance with the annual meeting procedures which are pertinent to Stryker and the meeting matters, as time permits. Answers to any questions submitted in writing before or during the meeting in accordance with the annual meeting procedures which are pertinent to Stryker and the meeting matters that are not addressed during the meeting will be published following the meeting on our website at www.proxymaterials.stryker.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

What if I Need Technical Assistance?
During the registration period, which begins 30 minutes prior to the start of the annual meeting, we will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any technical difficulties accessing the virtual meeting during the check-in time, you can call our support team using the numbers provided on the meeting site.

Can I Vote During the Annual Meeting?
Yes. To log in to the annual meeting and to cast your vote electronically during the meeting, you will need the unique control number which appears on the notice regarding the availability of proxy materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompany the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number.

Will a Replay of the Annual Meeting be Available?
A replay of the annual meeting will be made publicly available beginning 24 hours after the meeting at
www.virtualshareholdermeeting.com/SYK2023 until the definitive proxy statement for our 2024 annual meeting of shareholders is filed with the United States Securities and Exchange Commission ("SEC").

Can I Access These Proxy Materials on the Internet?
This Proxy Statement, our 2022 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

References to Stryker Websites
References to Stryker websites are for informational purposes only and are not intended to incorporate the linked contents into this Proxy Statement.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This Proxy Statement contains statements that are not historical facts and are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words that identify forward-looking statements include, without limitation, words such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," "goal," "strategy" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, ESG-related matters or our businesses. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Those statements are based on current projections about operations, industry conditions, financial condition and liquidity, are not guarantees and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from such statements, historical experience or our present expectations. A detailed discussion of risks, uncertainties and changes in circumstances that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the SEC, including in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.

MANAGEMENT PROPOSALS

Proposal 1 — Election of Directors
Ten directors are to be elected to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. All of the nominees listed below are currently members of our Board of Directors. The nominees have consented to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any nominee becomes unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board or the number of directors constituting the full Board will be reduced to eliminate the vacancy.
The proxies will be voted for the election of each of the nominees unless instructed otherwise. The Board recommends that shareholders vote FOR all nominees in Proposal 1. Our Restated Articles of Incorporation provide that a director nominee will be elected only if he or she receives a majority of the votes cast in an uncontested election (that is, the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee). If a nominee who is currently serving as a director is not re-elected, Michigan law provides that the director would continue to serve as a "holdover director." Accordingly, under our Corporate Governance Guidelines, each director has submitted an advance, contingent, irrevocable resignation that may be accepted if the shareholders do not re-elect the director. In that situation, the Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on the Governance and Nominating Committee's recommendation no later than 90 days thereafter. The Company will promptly publicly disclose in a filing with the SEC the Board's decision whether to accept the resignation and, if applicable, the reasons for rejecting the tendered resignation. If one or more resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.
Set forth below are the nominees for election as directors that were approved by the Board following the recommendation of our Governance and Nominating Committee.

Mary K. Brainerd
Experience

•President and Chief Executive Officer of HealthPartners (2002-2017)
•Various leadership roles with HealthPartners (1992-2002)
•Various leadership roles with Blue Cross and Blue Shield of Minnesota (1984-1992)
Key Skills and Experience
•Healthcare Industry
•Hospital / Payor
•Finance
Other Affiliations
•Director, Bremer Financial Corporation
•Director, Securian Financial
•Chair, The Nature Conservancy, Minnesota-North Dakota-South Dakota
•Director, The Opus Group

Director Since: 2017
Age: 69

Board Committees
Compensation and Human Capital Committee Governance and Nominating Committee

Giovanni Caforio, M.D.
Experience

•Chief Executive Officer, Bristol-Myers Squibb (2015-present); Chairman of the Board (2017-present)
•Various leadership roles with Bristol-Myers Squibb (2000-2015)
Key Skills and Experience
•Public Company CEO
•Healthcare Industry
•International
•Finance
Other Affiliations
•Director, Pharmaceutical Research and Manufacturers of America
•Member, Business Roundtable
•Member, CEO Roundtable on Cancer

Director Since: 2020
Age: 58

Board Committees
Compensation and Human Capital Committee Governance and Nominating Committee

Srikant M. Datar, Ph.D.
Experience

•Dean, Harvard Business School, and George F. Baker Professor of Administration (January 2021-present)
•Arthur Lowes Dickinson Professor, Graduate School of Business Administration, Harvard University (1996-2020)
Key Skills and Experience
•Finance
•Technology / Digital
•International
Other Affiliations
•Director, ICF International
•Director, T-Mobile US, Inc.
•Director, Novartis AG (2003-2021)

Director Since: 2009
Age: 69

Board Committees
Audit Committee

Allan C. Golston
Experience

•President, United States Program for the Bill and Melinda Gates Foundation (2006-present)
•Chief Financial and Administrative Officer, Bill and Melinda Gates Foundation (2000-2006)
•Director of Finance, Swedish Health Services (1997-2000)
•Director of Finance and Controller, University of Colorado Hospital (1993-1997)
Key Skills and Experience
•Finance
•Hospital / Payor
•Corporate Responsibility
•International
Other Affiliations
•Director, Harley-Davidson, Inc.

Director Since: 2011
Age: 56

Board Committees
Compensation and Human Capital Committee Governance and Nominating Committee

Kevin A. Lobo, Chair, Chief Executive Officer and President
Experience

•Chair, Chief Executive Officer and President (2014-2018, 2021-present); Chair and Chief Executive Officer (2018-2021); Chief Executive Officer and President (2012-2014)
•Group President, Stryker Orthopaedics (2011-2012)
•Various leadership roles with Johnson & Johnson (2003-2011)

Key Skills and Experience
•Public Company CEO
•Healthcare Industry
•International
•Finance

Other Affiliations
•Director, The Advanced Medical Technology Association (AdvaMed)
•Director, Parker-Hannifin Corporation

Director Since: 2012
Age: 57

Sherilyn S. McCoy, Lead Independent Director
Experience

•Chief Executive Officer and Director, Avon Products, Inc. (2012-2018)
•Various leadership roles with Johnson & Johnson (1982-2012)
Key Skills and Experience
•Public Company CEO
•Healthcare Industry
•International
Other Affiliations
•Director, AstraZeneca plc
•Director, Kimberly-Clark
•Director, Novocure (2018 – 2022)
•Chair of the Board, Certara, Inc. (2018-2021)

Director Since: 2018
Age: 64

Board Committees
Compensation and Human Capital Committee Governance and Nominating Committee

Andrew K. Silvernail
Experience

•Chairman, President and Chief Executive Officer, Madison Industries (January 2021 - December 2021)
•Chairman, President and Chief Executive Officer, IDEX Corporation (2011-2020); Vice President, Group Executive (2009-2011)
Key Skills and Experience
•Public Company CEO
•Finance
•International
Other Affiliations
•Executive Advisor, KKR & Co. Inc.
•Director, Boys & Girls Club of Lake County

Director Since: 2013
Age: 52

Board Committees
Audit Committee

Lisa M. Skeete Tatum
Experience

•Founder and Chief Executive Officer, Landit, Inc. (2014-present)
•Angel and Fund Investor (2010-2014)
•General Partner, Cardinal Partners (1998-2009)
•Founder, STI, Inc. (1995-1998)
•Various global and functional roles with Procter and Gamble (1989-1994)
Key Skills and Experience
•Healthcare Industry
•Technology / Digital
•Finance
Other Affiliations
•Board Member, Union Square Hospitality Group
•Director, USHG Acquisition Corporation (2021-2022)
•Director, World 50, Inc.
•Trustee Emeritus, Cornell University

Director Since: 2020
Age: 55

Board Committees
Audit Committee

Ronda E. Stryker
Experience

•Director of Stryker Corporation for over 35 years
•Vice Chair and Director, Greenleaf Trust (1988-present)
Key Skills and Experience
•Healthcare Industry
•Corporate Responsibility
•Largest individual shareholder and a member of the founding family
Other Affiliations
•Vice Chair, Spelman College
•Member, Harvard Medical School Board of Fellows

Director Since: 1984
Age: 68

Board Committees
Governance and Nominating Committee

Rajeev Suri
Experience

•Chief Executive Officer and Director, Inmarsat (2021-present)
•President and Chief Executive Officer, Nokia (2014-2020); Chief Executive Officer, Nokia Solutions and Networks (2009-2014)
•Various leadership roles with Nokia (1995-2009)
Key Skills and Experience
•Public Company CEO
•Finance
•International
•Technology / Digital
Other Affiliations
•Director, Singtel

Director Since: 2018
Age: 55

Board Committees
Audit Committee

Proposal 2 — Ratification of Appointment of our Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm and such firm reports directly to the Audit Committee. Ernst & Young LLP and its predecessor firms, Ernst & Ernst and Ernst & Whinney, have been retained as the Company's independent auditor continuously since 1974. The Audit Committee reviews the qualifications, performance, fees and independence of Ernst & Young LLP and considers whether the firm should be reappointed or whether a different independent registered public accounting firm should be appointed. SEC rules mandate that the independent auditor's lead audit partner be rotated every five years. The process for the selection of the new lead audit partner, which occurred most recently in 2022, included a meeting between the Chair of the Audit Committee and the candidate recommended by Ernst & Young LLP for the role, as well as discussion by the full Audit Committee and management.
The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP is in the best interest of the Company and our shareholders and, at its February 2023 meeting, the Audit Committee appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2023, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Audit Committee at its August 2023 meeting. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. We expect representatives of Ernst & Young LLP to attend the annual meeting with the opportunity to make a statement if they desire to do so. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2023. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Stryker and its shareholders.
Fees and Services
The fees (amounts in $) billed by Ernst & Young LLP with respect to the years ended December 31, 2022 and 2021 were as follows:

Audit Fees includes amounts billed for the annual audit of our annual Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the quarterly reports on Form 10-Q filed by us during each year, the completion of statutory audits required in certain foreign jurisdictions and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees includes amounts billed for debt offering procedures and audits of our employee benefit plans. Tax Compliance Fees includes amounts for tax compliance services. Other Tax Fees includes amounts for tax advice and tax planning services. We expect that Ernst & Young LLP will provide non-audit services of a similar nature during 2023.
Under its charter, the Audit Committee must pre-approve all audit and non-audit services performed by Ernst & Young LLP, other than non-audit services that satisfy a de minimis exception provided by applicable law, and is ultimately responsible for the determination of the audit fees to be paid to Ernst & Young LLP. All of the services for which fees were disclosed under "Audit Fees," "Audit-Related Fees," "Tax Compliance Fees" and "Other Tax Fees" in the charts above were approved under the Audit Committee's charter. In the event we wish to engage Ernst & Young LLP to perform non-audit services, management prepares a summary of the proposed engagement, detailing the nature of the engagement and cost of the engagement. At the Audit Committee's February meeting, certain recurring non-audit services and the proposed fees are reviewed and evaluated. At subsequent meetings, management may present additional services for approval. The Audit Committee has delegated to the Chair or, in the Chair's absence, any other member of the Audit Committee the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Audit Committee. Any such approval is reported to the full Audit Committee at its next meeting. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.
Vote Required
The affirmative vote of a majority of the votes cast at the annual meeting on Proposal 2 is required for ratification. The Board recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our Company's independent registered public accounting firm for 2023.

Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation
As described under "Compensation Discussion and Analysis" beginning on page 22, our objective in setting executive compensation is to provide a total compensation package that allows us to continue to attract, motivate and retain talented executives who drive our Company's success while aligning compensation with the interests of our shareholders and the achievement of our key business objectives. Consistent with this philosophy, a significant percentage of the total compensation opportunity for each of our NEOs is based on measurable corporate financial performance and on the performance of our shares on a long-term basis.
Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the "Summary Compensation Table" and other related compensation tables and narrative disclosure under "Executive Compensation" beginning on page 35 that describe the compensation of our NEOs during each of the last three fiscal years or such shorter number of years that each of them was an NEO. The Compensation and Human Capital Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our shareholders are entitled to an advisory vote to approve the compensation of our named executive officers. This advisory vote is commonly referred to as a "say-on-pay" advisory vote. Pursuant to a policy we adopted in 2011 and reaffirmed in 2017, we provide our shareholders with the opportunity to vote on a "say-on-pay" advisory vote at each annual meeting. Accordingly, in compliance with these requirements and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at our annual meeting:
RESOLVED, that the shareholders of Stryker Corporation (the "Corporation") approve, on an advisory basis, the compensation of the Corporation's named executive officers as disclosed in the Corporation's Proxy Statement for this annual meeting pursuant to the rules of the Securities and Exchange Commission, including "Compensation Discussion and Analysis," the "Summary Compensation Table" and the compensation tables and narrative disclosure under "Executive Compensation."
This advisory vote is non-binding. Although non-binding, the Compensation and Human Capital Committee and the Board will review the results of the vote and take them into account in future determinations concerning our executive compensation program. The Board recommends that shareholders vote FOR the resolution set forth in Proposal 3.

Proposal 4 — Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation
Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote every six years on how frequently we should seek a "say-on-pay" advisory vote on executive compensation, such as Proposal 3. Shareholders may indicate whether they would prefer that future "say-on-pay" advisory votes should occur every year, every two years or every three years or may abstain from voting on the matter.
When this requirement first came into effect in 2011, our Board determined that an advisory vote on executive compensation that occurs every year was the most appropriate alternative for the Company. In formulating its recommendation, the Board considered that an annual advisory vote provides the most consistent and clear communication channel for shareholders to express their views about our executive compensation programs by allowing them to provide us with direct input every year. A large majority of our shareholders favored the every year alternative at the 2011 annual meeting (approximately 82% of the votes cast) and reaffirmed the every year alternative at the 2017 annual meeting (approximately 92% of the votes cast). As a result, we have held "say-on-pay" advisory votes each year since 2011. Our Board has considered the matter again in light of the requirement that the question be re-submitted to shareholders at the 2023 annual meeting and has recommended that we continue the practice of conducting a "say-on-pay" vote annually. Shareholders are not voting to approve or disapprove the Board's recommendation but will be able to specify one of four choices on the proxy card pertaining to frequency - every year, every other year, every three years or abstain.
Although this advisory vote on the frequency of "say-on-pay" advisory votes is non-binding on the Company, the Board will review the results and take them into consideration when deciding how frequently to conduct future "say-on-pay" advisory votes. If no frequency receives a majority vote, then the Board will consider the frequency that receives the highest number of votes cast to be the frequency recommended by shareholders. We will disclose our decision regarding the frequency of shareholder advisory votes on NEO compensation in light of the results of the shareholder vote on this proposal in a filing with the SEC. The Board recommends that shareholders vote for the "EVERY YEAR" alternative as the frequency with which shareholders are provided an advisory vote on the compensation of our NEOs.

SHAREHOLDER PROPOSALS

Proposal 5 — Political Disclosure
Myra K. Young, who has indicated she is a beneficial owner of no less than $2,000 in market value of shares of the Company's common stock, has notified the Company of her intention to present the following proposal at the Annual Meeting. The address of, and number of shares held by, the proponent will be furnished upon oral or written request made to the Company.

Shareholder Proposal and Statement of Support:
Proposal 5 – Political Disclosure

Resolved: Myra K. Young, of CorpGov.net, requests Stryker Corporation, Inc. ("Stryker" or "Company") provide a report, updated semiannually, disclosing Stryker's:

1.Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.The identity of the recipient as well as the amount paid to each; and
b.The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on Stryker's website within 12 months after the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement: As long-term shareholders of Stryker, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

Political spending can adversely impact a company's reputation, value, and bottom line. The risk is especially serious when involving trade associations, Super PACs, 527 committees, and "social welfare" organizations – groups that routinely pass money to or spend on behalf of candidates and political causes companies might not otherwise support.

The Conference Board's "Under a Microscope"1 details these risks, recommends the process suggested in this proposal, and warns "a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity—and the risks that come with it—into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions—and other forms of activity—are at odds with core company values."

We ask Stryker to disclose all its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes—and are otherwise undisclosed. This would bring our Company in line with leading companies, including Becton, Dickinson and Company, Bristol-Myers Squibb Company, and Boston Scientific Corp.

Without knowing the recipients of Stryker's political dollars, we cannot assess alignment with its policies on climate change and sustainability or other areas of concern.

Consider also: Contrary best practice,2 Stryker closed the polls ten seconds after presentation of the last proposal at its 2022 annual meeting, allowing shareholders no time to vote. If shareholders fail to present their proposals, companies can exclude future proposals for two years. Stryker treats their side of the process as an empty ritual.

Enhance Shareholder Value, Vote FOR
Political Disclosure – Proposal 5

1 https://www.conference-board.org/publications/
2 https://optimizeronline.com/how-and-when-to-properly-open-and-close-the-polls/

The Company's Statement in Opposition to Proposal 5:

The Board recommends that shareholders vote AGAINST Proposal 5, as the Board believes the proposal’s requested disclosure is unnecessary and not in the best interests of the shareholders given that Stryker’s political contributions are limited and Stryker has appropriate board-level oversight of Stryker's political contributions strategy.

Our political contributions are limited.

While we support the proposal’s stated objectives of transparency and accountability, we believe the proposal’s requested disclosure is not necessary in light of our nearly non-existent political contributions. We do not directly make contributions or expenditures to participate or intervene in any campaign on behalf of, or in opposition to, any candidate for public office or to influence the general public with respect to the candidate for a specific election at the U.S. federal, state or local level. Further, we do not have a Company-sponsored Political Action Committee and, therefore, we do not currently make any U.S. or state campaign contributions.

We participate in certain industry trade organizations for many important reasons, including business, technical and industry standard-setting expertise. While we may not support each of the initiatives of every association in which we participate or align with every position of every association to which we belong, we believe it is important to participate in the discussions these organizations have on industry-relevant topics so that important decisions that may affect our business, employees, customers and shareholders are made with our input.

Moreover, U.S. federal and all 50 state election laws require either the contributor or the recipient campaign or committee to publicly file reports disclosing such contributions, including quarterly reporting for all U.S. federal lobbying activity and expenditures and semi-annual reporting for U.S. political contributions. As already indicated, we have nothing to currently report and have not previously reported any contributions. However, if in the future we make any political contributions that must be reported, we will comply with all applicable federal, state and local campaign finance and lobbying laws.

Stryker has appropriate board oversight of the Company's strategy with respect to political contributions.

The Company's strategy regarding political contributions and broader public policy positions is determined by senior management. Our Governance and Nominating Committee, which is comprised entirely of independent directors, oversees this strategy in accordance with the Governance and Nominating Committee’s responsibility for overseeing key risks and risk management issues facing the Company. We believe our disclosures are appropriate in light of our current strategy and practices.

Recommendation of the Board:
For the foregoing reasons, the Board recommends that shareholders vote AGAINST Proposal 5. As with all proposals, if the proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.

The Board recommends that shareholders vote AGAINST the shareholder proposal entitled "Political Disclosure."

STOCK OWNERSHIP

Principal Shareholders
The following table sets forth certain information with respect to beneficial ownership of Common Stock by the only persons known by us to be the beneficial owners of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Class (%)
The Vanguard Group, Inc.	30,246,178(1)	8.0
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.	24,494,206(2)	6.5
55 East 52nd Street
New York, New York 10055
Ronda E. Stryker	20,067,333(3)	5.3
c/o Greenleaf Trust
211 South Rose Street
Kalamazoo, Michigan 49007
John W. Brown	20,056,245(4)	5.3
3060 Peachtree Road, NW
Atlanta, Georgia 30305
Greenleaf Trust	19,869,434(5)	5.2
211 South Rose Street
Kalamazoo, Michigan 49007
______________
(1)    This information is based solely on information as of December 30, 2022 contained in a filing with the SEC on February 9, 2023. The Vanguard Group, Inc. has shared voting power with respect to 492,973 shares, sole dispositive power with respect to 28,828,804 shares and shared dispositive power with respect to 1,417,374 shares.
(2)    This information is based solely on information as of December 31, 2022 contained in a filing with the SEC on February 1, 2023. BlackRock, Inc. has sole voting power with respect to 22,218,799 shares and sole dispositive power with respect to 24,494,206 shares.
(3)    This information is based solely on information as of February 28, 2023 provided by Ms. Ronda E. Stryker. The shares of Common Stock shown as beneficially owned by Ms. Stryker include 17,373 shares that she has the right to acquire within 60 days of February 28, 2023 upon exercise of stock options and vesting of restricted stock units. Ms. Stryker has sole voting and dispositive power with respect to 4,156,967 of the shares of Common Stock shown as beneficially owned by her, sole voting and shared dispositive power with respect to 11,423 shares, no voting and shared dispositive power with respect to 37,600 shares and shared voting and dispositive power with respect to the remaining 15,843,970 shares. As a result of certain rights that she has under the terms of the L. Lee Stryker Trust established on September 10, 1974 for the benefit of members of the Stryker Family (the "Stryker Family Trust"), Ms. Stryker may be deemed to share voting power and dispositive power with respect to 15,843,970 shares with Greenleaf Trust, the trustee of a subtrust for her benefit under the Stryker Family Trust. See note (5) below.
(4)    This information is based solely on information as of December 31, 2022 provided by Mr. John W. Brown as contained in a filing with the SEC on February 9, 2021. Mr. Brown has sole voting and dispositive power with respect to 19,796,245 shares of Common Stock shown as beneficially owned by him and shared voting and dispositive power with respect to 260,000 shares.
(5)    This information is based solely on information as of December 31, 2022 contained in a filing with the SEC on February 10, 2023. Greenleaf Trust holds these securities in a fiduciary capacity on behalf of various trusts and investment management customers, some of whom have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares of Common Stock. Greenleaf Trust has sole voting power with respect to 100,369 shares, shared voting power with respect to 19,769,065 shares, sole dispositive power with respect to 96,119 shares and shared dispositive power with respect to 19,773,315 shares. See note (3) above regarding the shared voting power and dispositive power with respect to 15,843,970 shares of Common Stock held by a subtrust for the benefit of Ronda E. Stryker under the terms of the Stryker Family Trust.

Security Ownership of Directors and Executive Officers
The following table sets forth certain information about the ownership of Common Stock as of February 28, 2023 by our current directors, the executive officers identified as our NEOs in the "Compensation Discussion and Analysis" section beginning on page 22 and the persons who were our executive officers and directors as of February 28, 2023 as a group.

	Number of Shares Owned (#)(2)	Right to Acquire (#)(3)	Total (#)(6)	Percentage of Outstanding Shares (%)
Directors:
Mary K. Brainerd	4,269	3,005	7,274	*
Giovanni Caforio, M.D.	693	316(4)	1,009	*
Srikant M. Datar, Ph.D.	32,890	11,970	44,860	*
Allan C. Golston	10,711	9,223(5)	19,934	*
Kevin A. Lobo	81,411	1,166,729	1,248,140	*
Sherilyn S. McCoy	—	1,985(4,5)	1,985	*
Andrew K. Silvernail	1,902	20,835(4)	22,737	*
Lisa M. Skeete Tatum	693	991(4)	1,684	*
Ronda E. Stryker	20,049,960	17,373(5)	20,067,333	5.3
Rajeev Suri	3,669	—	3,669	*
Named Executive Officers(1):
Glenn S. Boehnlein	1,483	231,220	232,703	*
J. Andrew Pierce	46,384	111,832	158,216	*
Spencer S. Stiles	38,861	113,447	152,308	*
Viju S. Menon	8,201	90,524	98,725	*
Executive officers and directors as a group (18 persons)	20,318,374	1,932,830	22,251,204	5.9
______________
*    Less than 1%.
(1)    Other than Kevin A. Lobo, who is also a director.
(2)    Excludes shares that may be acquired within 60 days after February 28, 2023 upon exercise of options and vesting of shares underlying restricted stock units or performance stock units.
(3)    Includes shares that may be acquired within 60 days after February 28, 2023 upon exercise of options and vesting of shares underlying restricted stock units or performance stock units.
(4)    Includes vested shares underlying restricted stock units for which the director has elected to delay delivery until departure from the Board.
(5)    Excludes vested shares underlying restricted stock units for which the director has elected to delay delivery to a future date.
(6)    Except for the shared beneficial ownership of shares of Common Stock by Dr. Datar (27,469 shares) and certain shares by Ms. Stryker (15,892,993 shares), such persons hold sole voting and dispositive power with respect to the shares shown in this column.

CORPORATE GOVERNANCE
We manage our business under the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board has adopted Corporate Governance Guidelines that are available in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/governanceguidelines. During 2022, the Board held eight meetings. Each director attended at least 75% of the total meetings of the Board and the committees on which he or she served in 2022. We expect our directors to attend the annual meeting of shareholders unless they have a schedule conflict or other valid reason. All members of the Board attended the 2022 annual meeting.

Board's Role in Strategic Planning and Risk Oversight
Our Board is responsible for directing and overseeing the management of the Company's business in the best interests of the shareholders and consistent with good corporate practice. The Board oversees strategic direction and priorities for the Company, approves the selection of the senior management team and monitors the Company's risk, performance and impact on its stakeholders. On an annual basis, the Board and management focus on the Company's overall strategic plan and direction and strategic risks, as well as the capital plan and budget for the next year. A fundamental part of setting the Company's business strategy is the assessment of the risks the Company faces and how they are managed. The Board assesses risks both through review and discussion by the full Board and by delegating risk oversight responsibilities to the Board committees, with the risk management program and certain key risks monitored at both the Board and committee levels and presented at least annually to the full Board. The Board, the Audit Committee and the Governance and Nominating Committee meet regularly throughout the year with our Group Presidents and our Finance, Information Security, Tax, Treasury, Internal Audit, Legal and Compliance management teams to assess the financial, legal/compliance, cybersecurity and operational/strategic risks throughout our businesses and review our insurance and other risk management programs and policies to enable the Board to exercise its ultimate oversight responsibility for the Company's risk management processes.

Independent Directors
Under the listing standards of the New York Stock Exchange (the "NYSE"), a director is not independent unless the Board determines that he or she has no material relationship with Stryker, either directly or through any organization with which he or she is affiliated that has a relationship with Stryker. While the NYSE listing standards require that at least a majority of the directors be independent, our Corporate Governance Guidelines provide that at least two-thirds of the directors will be independent. The Board has determined that all of our current directors other than Mr. Lobo are independent under the NYSE listing standards. That determination was based on a review of the responses of the current directors to questions about employment history, affiliation and family and other relationships, and on discussions with the current directors. In the case of Ms. Stryker, the Board also considered that the Company spent $450,000 in 2022 on functions and meetings held at hotel, restaurant and entertainment properties in Kalamazoo, Michigan (principally the Radisson Plaza Hotel) that are owned by Greenleaf Hospitality and that Stryker also reimbursed employees for hotel, restaurant and other expenses incurred by them at such properties while they were in Kalamazoo for business meetings. Management of Stryker has been advised by Greenleaf Hospitality that Greenleaf Hospitality is 100% owned by Ms. Stryker's husband. The Board has determined that the relationship with Greenleaf Hospitality is not material under the circumstances, including the modest nature of the transactions compared to the total revenues of Stryker and Greenleaf Hospitality, the ordinary course status of the transactions and the arm's length nature of the transactions, including a Stryker discounted rate from Greenleaf Hospitality.

Board Committees
Our Board has three committees. The current membership, number of meetings held during 2022 and the function performed by each of these committees are described below. These committees act under written charters approved by the Board. The applicable committee and the Board review and reassess the charters annually.
No member of any committee is or ever has been an employee of the Company. The Board has determined that the members of the Audit, Compensation and Human Capital and Governance and Nominating Committees meet the independence standards for those committees within the meaning of the NYSE listing standards and applicable law and SEC regulations.
Audit Committee: Mr. Silvernail (Chair), Dr. Datar, Ms. Skeete Tatum and Mr. Suri currently are members of the Audit Committee, which met ten times during 2022. The Audit Committee, which is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees the Company's financial reporting process on behalf of the Board. In addition, the Audit Committee has oversight responsibility with respect to compliance with legal and regulatory requirements related to financial reporting, auditing or accounting. The Audit Committee also oversees the Company’s policies and practices with respect to risk assessment and risk management, including those related to cybersecurity, and receives at least three briefings a year from our Chief Information Officer and Chief Information Security Officer on the Company's policies and practices with respect to cybersecurity risk assessment and risk management. The Audit Committee coordinates with the Governance and Nominating Committee with regard to matters of mutual interest within the context of each committee's responsibilities for compliance with legal and regulatory requirements, with the Audit Committee being responsible for compliance with financial laws and regulations (including financial reporting, auditing and accounting) and the Governance and Nominating Committee being responsible for compliance with non-financial laws and regulations. The Audit Committee meets with management and the Company's independent registered public accounting firm throughout the year and reports the results of its activities to the Board. Further information regarding the role of the Audit Committee is contained in its charter that is available in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/charters. For further information, see "Audit Committee Report" on page 46. The Board has determined that Dr. Datar and Mr. Silvernail are "audit committee financial experts" for purposes of applicable SEC rules.
Compensation and Human Capital Committee: Mr. Golston (Chair), Ms. Brainerd, Dr. Caforio and Ms. McCoy currently are members of the Compensation and Human Capital Committee, which met six times during 2022. The purpose of the Compensation and Human

Capital Committee is to assist the Board in discharging its overall responsibilities relating to executive and stock-based compensation and human capital matters. The Compensation and Human Capital Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other members of our executive leadership team, evaluates their performance for the current year in light of those goals and establishes compensation levels, including annual salary and bonus targets. The Compensation and Human Capital Committee also administers and grants awards under the Company's equity-based compensation plans. Management provides recommendations to the Compensation and Human Capital Committee concerning salary, bonus potential and stock awards for members of our executive leadership team other than the Chief Executive Officer, whose pay recommendations are provided to the Compensation and Human Capital Committee by its independent compensation consultant. The Chief Executive Officer's compensation is subject to final approval by the independent members of the Board. The Compensation and Human Capital Committee also reviews the level and form of non-employee director compensation and makes recommendations to the full Board regarding any changes to such compensation as it deems appropriate. The Board approved a change in the Compensation and Human Capital Committee’s name on August 2, 2022 from the "Compensation Committee" to the "Compensation and Human Capital Committee." All references to the Compensation and Human Capital Committee in this Proxy Statement are intended to refer to the Compensation and Human Capital Committee before and after the name change. For further information, see the Compensation and Human Capital Committee's charter that is available in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/charters and "Compensation Discussion and Analysis" beginning on page 22.
Our Compensation and Human Capital Committee has the authority to retain and terminate a compensation consulting firm to assist the Compensation and Human Capital Committee in the evaluation of executive and non-employee director compensation. Since October 2015, Semler Brossy Consulting Group, LLC ("Semler Brossy") has been engaged on an annual basis directly by the Compensation and Human Capital Committee as its executive compensation consultant to assist by:
•Providing information and education on executive and non-employee director compensation trends and developments and the implications for Stryker;
•Reviewing the competitiveness of our non-employee director compensation program;
•Reviewing the competitiveness of total compensation for the members of our executive leadership team;
•Providing recommendations for the compensation levels of our Chief Executive Officer;
•Reviewing and giving its opinion on management's recommendations for executive compensation and equity plan design and practices; and
•Participating in Compensation and Human Capital Committee meetings when requested by the Compensation and Human Capital Committee Chair.
The Compensation and Human Capital Committee has annually determined Semler Brossy to be independent from the Company and that no conflicts of interest existed. In reaching this conclusion, the Compensation and Human Capital Committee assessed Semler Brossy's independence, taking into consideration all relevant factors, including the compensation consultant independence factors set forth in the SEC rules and the NYSE listing standards and appropriate assurances provided by Semler Brossy regarding its independence. Additionally, Semler Brossy did not separately provide any advice or services to management or otherwise to the Company other than the services provided to the Compensation and Human Capital Committee.
Governance and Nominating Committee: Ms. Brainerd (Chair), Dr. Caforio, Mr. Golston, Ms. McCoy and Ms. Stryker currently serve on the Governance and Nominating Committee. The Governance and Nominating Committee, which met four times during 2022, makes recommendations to the Board regarding director nominations and committee assignments, oversees the evaluation of the Board and considers other matters relating to corporate governance. In addition, the Governance and Nominating Committee has oversight responsibility with respect to compliance with laws and regulations (other than laws and regulations related to financial reporting, auditing or accounting, which are the responsibility of the Audit Committee), regulatory affairs/quality assurance matters, and corporate responsibility matters, which encompass ESG-related matters. The Governance and Nominating Committee coordinates with the Audit Committee with regard to matters of mutual interest within the context of each committee’s responsibilities for compliance with legal and regulatory requirements, with the Governance and Nominating Committee being responsible for oversight of the Company's compliance with non-financial laws and regulations and the Audit Committee being responsible for oversight of the Company's compliance with financial laws and regulations (including financial reporting, auditing and accounting). The Governance and Nominating Committee receives a report at least once a year from one or more senior executives, either individually or jointly, with responsibility for regulatory affairs and quality assurance, compliance and risk management on the status of the Company's compliance with relevant laws, regulations and internal procedures and on the key regulatory affairs and quality assurance, compliance, risk management and legal issues facing the Company, and may meet with such senior executives in executive session as the Governance and Nominating Committee deems appropriate. The Governance and Nominating Committee also receives a report at least annually from one or more senior executives, either individually or jointly, with responsibility for corporate responsibility matters and may meet with such senior executives in executive session as the Governance and Nominating Committee deems appropriate. For further information, see the charter of the Governance and Nominating Committee that is available in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/charters.
When seeking to identify an individual to become a director to fill a new position or vacancy, the Governance and Nominating Committee will consult with incumbent directors, management and others, including a professional search firm, and will review information obtained from a variety of sources. The Governance and Nominating Committee is committed to actively identifying, recruiting and advancing diverse candidates, including women and minority candidates, in any search process. The Governance and Nominating Committee will consider, among other factors, the background and reputation of potential candidates in terms of their character, personal and professional integrity, business and financial experience and acumen, experience in healthcare, corporate compliance or regulatory and governmental affairs, how a person would contribute to and strengthen the Board and complement the other directors in terms of expertise, diversity of viewpoint and opinion, professional experience, education and skills and a person's availability to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the

Governance and Nominating Committee by writing to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, and giving the candidate's name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.

Compensation Risks
Pay Governance LLC ("Pay Governance"), a consulting firm that was determined by the Compensation and Human Capital Committee to be independent using the factors discussed above with regard to Semler Brossy, conducted a risk assessment of our executive compensation program in 2022 that concluded that our executive compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation and Human Capital Committee reviewed the Pay Governance report, discussed it with management at the time it was received and concurred with the report's conclusion.
In addition, Korn Ferry, a consulting firm that was determined by the Compensation and Human Capital Committee to be independent using the factors discussed above with regard to Semler Brossy, conducted a risk assessment of our sales compensation program in 2021 that concluded that our sales compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation and Human Capital Committee reviewed the Korn Ferry report, discussed it with management at the time it was received and concurred with the report's conclusion.

Board Leadership Structure
The Board believes that it is important to retain flexibility to make the determination as to whether the interests of the Company and our shareholders are best served by having the same person serve as both Chief Executive Officer and Chair of the Board or whether the roles should be separated based on the circumstances at any given time. At different times in the past, both approaches have been used. The Board periodically reassesses the leadership structure of the Board and, after considering the pros and cons of the alternatives in light of the Company's operating and governance environment, has concluded that the most effective current leadership structure is for Mr. Lobo to serve in the combined role of Chair of the Board and Chief Executive Officer and have full responsibility for the day-to-day management of the Company. When the same person serves as Chief Executive Officer and Chair of the Board, we have a Lead Independent Director, designated by the other independent directors. That position, which is currently held by Ms. McCoy, entails significant responsibility and opportunity for independent Board leadership. In that role, Ms. McCoy is responsible for coordinating the activities of the independent directors. She chairs the executive sessions of the independent directors and also acts as an intermediary between the independent directors and senior management on sensitive issues, including matters considered by the non-management directors in executive session. Other matters that she is responsible for as the Lead Independent Director include working with Mr. Lobo and the Vice President, Corporate Secretary to set the agenda for Board meetings, assuring the adequacy of the flow of information from management to the non-management directors, setting the meeting schedules to assure there is sufficient time for discussion of all agenda items, directing the retention of consultants who report directly to the Board when deemed appropriate, participating, along with the members of the Compensation and Human Capital Committee and the other independent directors of the Board, in the evaluation of the Chief Executive Officer and, together with the Chair of the Compensation and Human Capital Committee or an independent director designated by the Compensation and Human Capital Committee in the event the Lead Independent Director is also the Chair of the Compensation and Human Capital Committee, meeting with the Chief Executive Officer to discuss such evaluation, consulting with the Governance and Nominating Committee concerning the members and chairpersons of Board committees and assisting management and the Board in assuring compliance with and implementation of our Corporate Governance Guidelines. She also facilitates discussion among the non-management directors on key issues and concerns outside of Board meetings.

Executive Sessions of Independent Directors
Our Corporate Governance Guidelines require the independent directors to meet in executive session at least once per year. Non-management directors meet on a regular basis in executive session in conjunction with meetings of the Board and its Committees to provide an opportunity for discussion of topics of concern without any member of management being present.

Contacting the Board of Directors
Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Stryker Board of Directors at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. All such communications will be received directly by the Chair of the Governance and Nominating Committee and will not be screened or reviewed by any Stryker personnel.

Code of Conduct
We have adopted a Code of Conduct applicable generally to our employees, officers and directors in the performance of their duties and responsibilities. The Code of Conduct is posted in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/codeofconduct, and we will mail it to any shareholder upon request to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. Any amendments to the Code or waiver of the Code granted to an executive officer or director will be disclosed in the Governance area of the Investor Relations section of our website.

Certain Relationships and Related Party Transactions
Under our Related Party Transactions Policy, which is in writing and was adopted by the Board, the Audit Committee must approve or ratify transactions involving directors, executive officers or principal shareholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee at its regularly scheduled meeting in February of each year and at subsequent meetings of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed and a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Audit Committee at its next meeting.

Approach to Environmental, Social and Governance Related Matters
We reflect our mission to make healthcare better in our corporate responsibility ("CR") objective: to positively impact people and our planet through responsible, sustainable practices that create a better, healthier world. We use the term corporate responsibility to encompass our ESG, including sustainability, efforts.

Our CR Commitments(1)
Advance a culture of inclusion, engagement and belonging
Strengthen the diversity of our workforce and measure progress
Become carbon neutral for all facilities by 2030(2)
Power all facilities with 100 percent renewable electricity by 2027
Engage 85% of our direct suppliers by spend on ESG performance assessments by 2027
Governance and Nominating Committee oversight of CR matters

We are making progress towards our CR objective and commitments and achieved the following results in 2022:
•Advanced our responsible, sustainable programs using our CR framework of Stronger People, Healthier Planet and Good Business, which build off our company mission and CR objective.
•Increased diverse employee representation, including an increase in the percentage of women globally and women vice presidents, an overall improvement in United States race/ethnicity representation, and an increase in diverse interview slates globally.
•Scored a 4.26 out of 5 on Gallup’s inclusion index and in the top 10% of the companies Gallup surveyed.
•Launched a Human Rights Council and published a Human Rights Position.
•Signed a 12-year wind virtual power purchase agreement to cover 75% of our North America electricity use once operational by 2024.
•Achieved a 22% carbon reduction in Scope 1 and 2 emissions from our 2019 baseline, meeting our 2024 carbon reduction target of 20% earlier than planned.
•Invested in over 110 projects since 2019. Projects implemented in 2022 were designed to reduce our future annual carbon emissions by up to 8%.
•Set a target to power our facilities with 100% renewable electricity by 2027. Renewable electricity contracts now account for over 30% of our global electricity use.
•Engaged 47% of our direct suppliers by spend on ESG performance assessments.
•Provided updates to our Governance and Nominating Committee three times, and our full Board one time on CR matters.
•Expanded our ESG disclosures using the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD) frameworks to guide our reporting efforts.
•Continued to link progress on our ESG goals to executive compensation, as described in this Proxy Statement.
•Together with our customers around the world, we impacted approximately 130 million patients.(3)
Learn more about our CR efforts and workforce diversity data at https://www.stryker.com/us/en/about/corporate-responsibility/cr-hub.html.
(1)Our ability to achieve our commitments is subject to numerous risks and factors outside of our control. The primary risks associated with achieving our carbon commitments, for example, include, but are not limited to, future investments in and the availability of carbon reduction tools and technologies, the adoption of renewable energy sources at local, regional, and national levels, energy prices and domestic and international economic conditions.
(2)Scope 1 (Direct emissions from Company owned/controlled sources) and Scope 2 (Indirect emissions from purchased electricity, steam, heating and cooling)
(3)Figure based on 2021 data. We regularly update our methodology to reflect our business footprint and data availability, which may result in changes to our reported metric.

COMPENSATION DISCUSSION AND ANALYSIS
This section includes information regarding, among other things, the overall objectives of our compensation program for our NEOs and each element of compensation that we provide. Please read this section in conjunction with the detailed tables and narrative descriptions of our NEO compensation under "Executive Compensation" beginning on page 35.

Named Executive Officers
The names and titles of our NEOs for purposes of this Proxy Statement are:

Name	Title
Kevin A. Lobo	Chair, Chief Executive Officer and President
Glenn S. Boehnlein	Vice President, Chief Financial Officer
J. Andrew Pierce	Group President, MedSurg and Neurotechnology
Spencer S. Stiles	Group President, Orthopaedics and Spine
Viju S. Menon	Group President, Global Quality and Operations

Overview
Stryker has a history of delivering solid financial results. Our executive pay programs have played a significant role in our ability to attract, motivate and retain the experienced executive team that has successfully driven our financial results over time.
The primary elements of compensation for our NEOs in 2022 were salary, bonus and stock awards. The stock awards granted to our NEOs as part of the annual grant in February 2022 consisted of performance stock units and stock options. Our savings and retirement plans are typically defined contribution plans that match a portion of employee contributions and have historically included an annual discretionary contribution of 7% of salary and bonus for all eligible U.S.-based employees. We do not maintain any defined benefit pension plans for our NEOs. We believe the limited perquisites and personal benefits we provide to our NEOs are conservative as compared to market.
Our Compensation and Human Capital Committee believes that our compensation practices for our NEOs are appropriate in the context both of Stryker's performance and the interests of our shareholders. Among the considerations in this regard are:
•An important part of our executive compensation philosophy is the alignment of the compensation of our NEOs with the interests of our shareholders and achievement of key business objectives;
•In 2022, the value of the variable, performance and stock-based compensation elements for the NEOs averaged approximately 88% of the total value of the primary compensation elements (salary, actual bonus and stock awards). See "Summary Compensation Table" on page 35;
•Our NEO bonus plans are based on challenging performance goals that, if met, should result in profitable, sustained business performance over the long term and be reflected in stock price increases over time. The NEOs' payouts for 2022 averaged approximately 74% of target. Payouts were below target as a result of performance that was below the target goals for certain measures in the bonus plans for the NEOs. Performance was below target due to shortfalls in earnings and cash flow driven by macroeconomic volatility, the inflationary environment and supply chain shortages. See "Annual Bonus" beginning on page 25 and "2022 Bonus Plans" beginning on page 26 for additional details;
•Stock-based compensation realized by our NEOs is tied directly to the interests of our shareholders via stock price performance and, for performance stock units, based on financial performance relative to pre-established financial goals for a three-year performance period. The payout related to the 2020 grant of performance stock units, which is discussed under "2020 Performance Stock Units: Results for the 2020-2022 Performance Period" beginning on page 30, was 72% of target as a result of performance that was above the target goal for average reported net sales growth relative to a comparison group of companies but below the minimum goal for average adjusted diluted net earnings per share growth;
•We monitor a comparison group of medical technology and related companies to ensure that our compensation programs are within observed competitive practices, review trends and practices with assistance from the Compensation and Human Capital Committee's independent compensation consultant and make adjustments as deemed appropriate by the Compensation and Human Capital Committee; and
•We evaluate key risk issues related to compensation and, in this regard, engaged a third-party independent consultant to conduct a risk assessment of executive compensation programs in 2022 as discussed under "Compensation Risks" on page 20 and believe that our executive compensation practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.
The Compensation and Human Capital Committee considered the results of the advisory shareholder vote on executive compensation at our 2022 annual meeting of shareholders at which the executive compensation program for our NEOs as disclosed in the proxy statement for that meeting was approved by approximately 91% of the votes cast. The Compensation and Human Capital Committee continues to believe that our executive compensation policies, practices and programs are appropriate and, in light of the results of the advisory vote, believes our shareholders feel the same.

Compensation Objectives
We believe that our executive compensation program, which is a key component of our ability to attract, motivate and retain talented, qualified executives, should be designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders. The Compensation and Human Capital Committee believes that, consistent with the emphasis on rewarding executives for enhancing the Company's growth and profitability (as described more fully in "Why We Chose Particular Performance Metrics and Goals" on page 26), the Company's bonus plans should generally focus executives on financially-oriented goals that reinforce a balance in achieving short-term and long-term goals and are aligned with shareholder returns over time. The Company's long-term equity incentive compensation program likewise is intended to provide executives with a personal financial interest in the Company's long-term success (as described more fully in "Long-Term Incentive Compensation" beginning on page 29). The Compensation and Human Capital Committee believes that the Company's incentive programs balance risk and the potential reward to executives in a manner that is appropriate to the circumstances and in the best interests of the Company's shareholders over the long term.
The principal objectives of our executive compensation policies and practices are to:
•Attract, motivate and retain talented executives who drive the Company's success;
•Structure compensation packages with a significant percentage of compensation earned as variable pay based on performance, which balances risk with the potential reward;
•Align incentives with measurable corporate and business area performance;
•Provide flexibility to adapt to changing business needs;
•Align total compensation with shareholder value creation; and
•Establish compensation program costs that are reasonable, affordable and appropriate.

Executive Compensation Philosophy
In setting compensation levels for members of our executive leadership team, the Compensation and Human Capital Committee considers information from our comparison companies and broader compensation surveys. We position total pay opportunities for our senior executive roles with the intent they be competitive relative to comparable roles in the market, taking into account a range of factors, including: (i) the Company’s or business unit’s general performance relative to competitors; (ii) the difficulty of the Company’s or business unit’s performance targets; (iii) the scope of the executive’s role relative to the normal scope of this role at comparable companies; and (iv) the executive’s tenure, experience, level of individual performance, and potential to contribute to our future growth. Although we review and consider the compensation provided by our comparison companies, broader compensation surveys and the results of the benchmarking studies described below under "The Role of Benchmarking in Our Executive Compensation Decisions," we do not benchmark our NEOs' compensation to a specific percentile of the market or of our comparison companies. Rather, we consider such data in addition to the factors described in (i) through (iv) above.
Individual compensation elements, along with an explanation of how we make decisions about each element, are described in detail under "2022 Compensation Elements" beginning on page 25.
Underlying our executive compensation philosophy is the desire to facilitate and encourage long-term ownership of our Common Stock. Our stock ownership guidelines reinforce this element of our philosophy by requiring senior management to accumulate and retain significant stock ownership positions over time. For more information, see "Executive and Non-Employee Director Stock Ownership Guidelines" beginning on page 32.

The Role of Benchmarking in Our Executive Compensation Decisions
We regularly review our compensation policies, practices and programs to determine if they are both appropriate and responsive to our business needs. Factors that were considered in determining the NEO compensation levels for 2022 included the results of the Company as a whole and, where applicable, the specific business areas of the Company for which each NEO was responsible, the individual's performance, changes in compensation levels over recent years, performance against bonus plan goals, comparisons among roles internally, cost to the Company and market comparison data. Although we monitor the competitive landscape closely and our current practice is to conduct an external market benchmarking of our NEO compensation levels and practices annually, we have not focused solely on market comparison data when establishing compensation levels. The Compensation and Human Capital Committee applies judgment and discretion when evaluating the appropriateness of using market comparison data as it does when determining any compensation amount or outcome.
In mid-2021, Semler Brossy conducted a market benchmarking study in connection with establishing NEO compensation and the results were among the factors considered when 2022 compensation decisions were made, which are discussed in detail under "2022 Compensation Decisions" beginning on page 24. The data provided to the Compensation and Human Capital Committee by Semler Brossy showed compensation levels consisting of the primary elements of total compensation: salary, bonus and long-term incentive awards. The study concluded that, for the NEOs who were serving in an NEO position at the time of the study and for which a sufficient number of comparable benchmark positions at comparison companies could be identified, target cash compensation levels and the grant value of long-term incentive awards were, on average, generally consistent with our executive compensation philosophy.
The comparison group companies used in the 2021 benchmarking study were:

Abbott Laboratories	Cerner Corporation	Quest Diagnostics Incorporated
Agilent Technologies, Inc.	Danaher Corporation	Thermo Fisher Scientific Inc.
Baxter International Inc.	Eli Lilly and Company	Zimmer Biomet Holdings, Inc.
Becton, Dickinson and Company	Laboratory Corporation of America Holdings
Boston Scientific Corporation	Medtronic plc
The comparison group was developed by Semler Brossy and members of our Human Resources department and approved by the Compensation and Human Capital Committee. Similar to prior years, the comparison companies used in the 2021 study were selected based on comparability to Stryker in terms of business focus and company size. The 2021 comparison group, overall, encompassed the following:
•Product competitors or companies in the medical technology industry, as well as within adjacent industries, with which we compete for executive talent;
•Companies with significant global operations; and
•Companies with revenues and market capitalizations of similar scale to Stryker.
Semler Brossy conducted an additional benchmarking study in mid-2022. The Compensation and Human Capital Committee, with input from our Human Resources department, worked with Semler Brossy to develop an updated comparison group to be used in the 2022 benchmarking study. The industry screening criteria were modestly expanded in order to identify additional suitable comparators in light of: (i) the limited number of companies of relevant size in the medical technology industry, and (ii) the continuing acquisition activity and consolidation within the comparison group. Similar to the comparison companies used in the 2021 study, the comparison companies used in the 2022 study were selected based on comparability to Stryker in terms of business focus and company size. The comparison group companies used in the 2022 benchmarking study were:

Abbott Laboratories	Boston Scientific Corporation	Quest Diagnostics Incorporated
Agilent Technologies, Inc.	Danaher Corporation	Regeneron Pharmaceuticals, Inc.
Amgen Inc.	Eli Lilly and Company	Thermo Fisher Scientific Inc.
Baxter International Inc.	Gilead Sciences, Inc.	Viatris Inc.
Becton, Dickinson and Company	Laboratory Corporation of America Holdings	Zimmer Biomet Holdings, Inc.
Biogen Inc.	Medtronic plc
The results of the 2022 study indicated that for the NEOs who were serving in an NEO position at the time of the study and for which a sufficient number of comparable benchmark positions at comparison companies could be identified, target cash compensation levels and the grant value of long-term incentive awards were, on average, generally consistent with our executive compensation philosophy. The results of the 2022 benchmarking study were one of the factors considered when the 2023 compensation decisions for the NEOs were made in February 2023. Those decisions are summarized on page 34 and will be discussed in further detail in the proxy statement for our 2024 meeting.

Management's Role in Determining Executive Compensation
The Compensation and Human Capital Committee makes all final decisions regarding NEO compensation, except that the compensation of the Chief Executive Officer is subject to final approval by the independent members of the Board. The Chief Executive Officer's role in determining executive compensation includes making recommendations on compensation decisions for members of our executive leadership team other than himself after reviewing information provided by our Vice President, Chief Human Resources Officer and other members of the Human Resources department. Management's role in determining executive compensation includes:
•Developing, summarizing and presenting information and analyses to enable the Compensation and Human Capital Committee to execute its responsibilities, as well as addressing specific requests for information from the Compensation and Human Capital Committee;
•Attending Compensation and Human Capital Committee meetings as requested to provide information, respond to questions and otherwise assist the Compensation and Human Capital Committee;
•Developing individual NEO bonus plans for consideration by the Compensation and Human Capital Committee, reporting to the Compensation and Human Capital Committee regarding achievement against the bonus plans and providing recommendations related to the final bonus payout values; and
•Preparing stock-based award recommendations for the Compensation and Human Capital Committee's approval, which includes providing the Compensation and Human Capital Committee with regular updates on run rate (the rate at which stock awards are being awarded under our equity plans) and overhang (a measure of potential earnings dilution from stock awards) levels, and reporting to the Compensation and Human Capital Committee at the end of the performance period regarding the number of performance stock units earned based on achievement of the pre-established goals.
Semler Brossy performs a similar role for the Compensation and Human Capital Committee with respect to compensation recommendations for the Chief Executive Officer and the non-employee directors.

2022 Compensation Decisions
In February 2022, the Compensation and Human Capital Committee reviewed and approved the 2022 cash compensation levels for our NEOs other than Mr. Lobo after receiving recommendations from Mr. Lobo and our Vice President, Chief Human Resources Officer. The 2022 cash compensation levels for Mr. Lobo were reviewed and approved by the Compensation and Human Capital Committee and independent directors of the Board after they received recommendations from Semler Brossy. The recommendations and ultimate 2022 cash compensation levels for all of the NEOs reflected subjective evaluations and decisions based on the scope of each NEO's responsibilities in his current role, the level of performance in 2021 of the business areas for which he was responsible (if applicable), his time and proficiency in the job, comparisons of pay levels relative to similar positions within the Company (if applicable) and consideration of the other factors described under "Executive Compensation Philosophy" on page 23. The following table summarizes the annualized 2022 base salary (effective as of March 1, 2022), the 2022 target bonus and the respective percentage increase relative to 2021 for both of those amounts for each NEO:

Name	2022 Annualized Base Salary ($)	% Increase Relative to 2021	2022 Target Bonus ($)	% Increase Relative to 2021
Kevin A. Lobo	1,350,000	2.8%	2,025,000	2.8%
Glenn S. Boehnlein	735,000	3.5%	735,000	9.0%
J. Andrew Pierce	700,000	3.7%	630,000	3.7%
Spencer S. Stiles	700,000	3.7%	630,000	3.7%
Viju S. Menon	575,000	3.6%	488,750	3.6%
In addition, performance stock units and stock options were awarded to all of the NEOs in February 2022. See "Long-Term Incentive Compensation" beginning on page 29.

2022 Compensation Elements
Each of the compensation elements and its purpose is described below.
Base Salary: Base salary is provided to our NEOs to compensate them for the basic value of their job, their time and proficiency in the position and the value of their job relative to other positions in the Company. We review each NEO's salary and performance annually and make decisions about amounts and adjustments. Factors that are considered in determining the executive's salary include performance, job experience, individual role responsibilities, comparisons among positions internally and market comparison data. Base salary levels for 2022 were approved by the Compensation and Human Capital Committee or, in the case of Mr. Lobo, the independent members of the Board.
Annual Bonus: Individually structured short-term bonus plans under our Executive Bonus Plan are intended to motivate and reward our NEOs for achieving and exceeding specific annual performance goals. The Compensation and Human Capital Committee approved the 2022 bonus plan target opportunities, bonus plan goals and actual bonus payments for our NEOs other than Mr. Lobo whose 2022 bonus plan target opportunity, bonus plan goals and actual bonus payment were approved by the independent directors of the Board. The primary focus of the 2022 bonus goals for our NEOs was total Stryker performance. In the case of Mr. Pierce and Mr. Stiles, the bonus goals also focused on the performance of the groups for which they were responsible. In addition, a potential modifier to the total bonus payout was included in each NEO's bonus plan, which considered progress toward our CR commitments focused on carbon emissions and diversity, equity and inclusion.
For 2022, each NEO's bonus plan designated that adjusted consolidated operating income of $3.70 billion (80% of the target adjusted consolidated operating income amount) had to be achieved before any portion of the bonus could be earned. In addition, each measure in our NEOs' bonus plans designated a threshold level of performance that had to be achieved before any bonus could begin to be earned for that measure. Each 2022 bonus plan included an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus, which is included in the "Maximum Bonus Opportunity" column in the table below, if 2022 goals for sales on a constant currency basis, adjusted operating income, free cash flow excluding recall payments and adjusted diluted net earnings per share were achieved. The maximum payout that could be earned under the NEO bonus plans was 200% of the target bonus opportunity.
Sales on a constant currency basis excludes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Sales on a constant currency basis is calculated by translating the actual results at the foreign currency exchange rate used when establishing the target amounts. Free cash flow excluding recall payments is calculated by adjusting cash provided by operating activities by the amount of purchases of property, plant and equipment and proceeds from long-lived asset disposals and removing the impact of certain legal settlements and recall payments. When calculating payouts related to sales on a constant currency basis, adjusted operating income and adjusted operating income margin, the impact of acquisitions that occur after the target amounts are established is typically excluded. Adjusted operating income, adjusted operating income margin, adjusted diluted net earnings per share and free cash flow excluding recall payments are non-GAAP financial measures. Information with respect to adjustments made to GAAP operating income, GAAP diluted net earnings per share and GAAP cash provided from operating activities in 2022, which resulted in the adjusted consolidated operating income, adjusted diluted net earnings per share and free cash flow excluding recall payments, respectively, used in the calculation of the NEOs' bonus awards, is described under "2022 Bonus Plans" beginning on page 26 and "Appendix A — Reconciliation of the Most Directly Comparable GAAP Measure to Non-GAAP Financial Measure."
In order for any payout to occur related to the overachievement bonus metrics, 95% of the adjusted operating income goal for the respective business unit (consolidated or group) must have been achieved. If achieved, 50% of the target amount for each overachievement metric would be eligible for payout. In order to be eligible for the remaining 50% of target for each overachievement metric, adjusted consolidated operating income margin performance could not have been more than 30 basis points below the target goal.
The individual NEO bonus plans are discussed in detail under "2022 Bonus Plans" beginning on page 26.
Under our Executive Bonus Plan, the Board and Compensation and Human Capital Committee may make adjustments to final bonus determinations within the framework of the maximum bonuses that can be awarded under the terms of the Executive Bonus Plan.
The table below provides the target bonus, maximum potential bonus reflecting the overachievement award opportunity discussed above, actual bonus payment, and actual payment as a percentage of target for each NEO in 2022:

Name	Target Bonus ($)	Maximum Bonus Opportunity ($)	Actual Bonus Payment ($)	Actual Bonus Payment as Percentage of Target
Kevin A. Lobo	2,025,000	4,050,000	1,505,790	74.4%
Glenn S. Boehnlein	735,000	1,470,000	546,546	74.4%
J. Andrew Pierce	630,000	1,260,000	475,020	75.4%
Spencer S. Stiles	630,000	1,260,000	452,277	71.8%
Viju S. Menon	488,750	977,500	363,435	74.4%
Our Executive Bonus Plan has a recoupment provision that is applicable in the event of either a material restatement of our financial statements as a result of misconduct or an officer's material misconduct or negligence that results in a material violation of a law or regulation or material Company policy. See "Recoupment Policy" on page 33 for information regarding our recoupment policy that applies to all cash and equity incentive payments made pursuant to awards granted to elected corporate officers after 2014.
Why We Chose Particular Performance Metrics and Goals
We generally established our 2022 bonus goals with a focus on our projected financial performance for the year, the anticipated ongoing impact of the COVID-19 pandemic on our financial performance and comparison to actual outcomes in 2021. The 2022 goals used for adjusted consolidated operating income margin and free cash flow excluding recall payments were established at levels that were less than the 2021 actual amounts for those measures due to forecasted internal and external supply chain constraints, inflationary pressures and volatility of foreign currency exchange rates. We used sales, earnings and cash flow goals as the primary measures in the NEO bonus plans for the following reasons:
•These are key measures that are the objectives of our strategic plan;
•These metrics focus our NEOs on growth, profitability and cash generation/utilization, which are important for our long-term success;
•The goals for these metrics generally align with our financial projections; and
•We believe these are primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.
In addition, we believe it is important to have a linkage to our CR commitments in our annual bonus plan. As such, progress toward our CR commitments focused on carbon emissions and diversity, equity and inclusion was included as a potential modifier to the total bonus payout in NEO bonus plans in 2022.
2022 Bonus Plans
The 2022 annual bonus goals and weightings for the NEOs are shown in the tables on pages 27 through 29. The following information is relevant to an understanding of those tables:
•Adjusted consolidated operating income of $3.70 billion (80% of the target adjusted consolidated operating income amount) had to be achieved before any portion of the bonus could be earned.
•Threshold is the performance required before any bonus accrues. Performance below the threshold level results in no bonus payment for that performance measure. Results for all quantitative measures are prorated between threshold and target. For core bonus measures, meeting the threshold goal results in the payment of 50% of the bonus opportunity for that particular measure and meeting the target goal results in the payment of 100% of the bonus opportunity for the particular measure.
•Payout for each overachievement measure generally begins when performance exceeds the projected full-year value for the respective measure and is prorated between the threshold and target overachievement levels. Performance that is equal to or less than the threshold level results in no overachievement bonus payment for that performance measure.
•The goals for quantitative performance measures are expressed as a percentage change from 2021 actual results to show the degree of change relative to the prior year to achieve bonus plan payment levels.
•Bonus plan goals are based on the Company's financial results as reported in conformance with GAAP but may be adjusted at the Compensation and Human Capital Committee's discretion to reflect the impact of specified corporate transactions, changes in foreign currency exchange rates, accounting or tax changes and items that may not be indicative of or are unrelated to our core operating results so that the operating results of the Company are calculated on a comparable basis from year to year. Information with respect to adjustments made to GAAP operating income in 2022 that resulted in the adjusted consolidated operating income used in the calculation of the NEOs' bonus awards is set forth in the following reconciliation (dollar values in millions), with adjustments made on a similar basis when determining the adjusted group operating income used in the calculation of the 2022 bonus awards for Mr. Pierce and Mr. Stiles:

Item	Year Ended December 31, 2022
Operating income, as reported	$2,841
Acquired inventory stepped up to fair value	12
Other acquisition and integration-related costs	138
Amortization of purchased intangible assets	627
Restructuring-related and other charges	349
Goodwill impairment	216
Medical device regulations	140
Recall-related matters	(15)
Regulatory and legal matters	76
Net currency adjustments	79
Adjusted operating income for bonus calculation	$4,463
•Refer to "Appendix A — Reconciliation of the Most Directly Comparable GAAP Measure to Non-GAAP Financial Measure" for information with respect to adjustments made to GAAP diluted net earnings per share and GAAP cash provided from operating activities in 2022 that resulted in the adjusted diluted net earnings per share and free cash flow excluding recall payments used in the calculation of the NEOs' bonus awards.
•The total bonus payout was subject to an adjustment of up to +/-10% based on progress toward our CR commitments focused on carbon emissions and diversity, equity and inclusion. The modifier value applied to the total bonus payout was subjectively determined by the Compensation and Human Capital Committee.

Bonus Plan for Mr. Lobo, Mr. Boehnlein and Mr. Menon

	2022 Threshold		2022 Target		2022 Actual Performance
	Threshold	Percentage Change Over 2021 Actual	Target	Percentage Change Over 2021 Actual	Performance Level	Calculated Payout
Core Bonus Potential(1):
Adjusted operating income (20%)	$3.935 bil.	(10.2)%	$4.629 bil.	5.6%	$4.463 bil.	17.6%
Adjusted operating income margin (20%)(2)	24.51%	(4.3)%	24.81%	(3.1)%	23.77%	0.0%
Constant currency sales (40%)	$17.164 bil.	0.3%	$18.657 bil.	9.1%	$18.774 bil.	40.0%
Free cash flow excluding recall payments (20%)(2)	$2.181 bil.	(26.6)%	$2.565 bil.	(13.6)%	$2.208 bil.	10.7%

Overachievement Bonus Potential(1):
Adjusted operating income (40%)	$4.629 bil.	5.6%	$5.092 bil.	16.2%	$4.463 bil.	0.0%
Constant currency sales (20%)	$18.657 bil.	9.1%	$19.776 bil.	15.6%	$18.774 bil.	1.1%
Free cash flow excluding recall payments (20%)(2)	$2.565 bil.	(13.6)%	$2.822 bil.	(5.0)%	$2.208 bil.	0.0%
Adjusted diluted net earnings per share (20%)	$9.60	5.6%	$10.56	16.2%	$9.34	0.0%

Potential Bonus Payout Modifier(1)(3):
Progress toward our CR commitments focused on carbon emissions and diversity, equity and inclusion (+/- 10%)	—	—	—	—	See note 3 below	5.0%

				Total Payout, as % of Target:		74.4%
______________
(1)The target weighting for each performance measure is noted in parentheses next to each measure.
(2)The threshold and target bonus goals for both adjusted operating income margin and free cash flow excluding recall payments were established at levels that were less than the 2021 actual amounts as a result of forecasted internal and external supply chain constraints, inflationary pressures and volatility of foreign currency exchange rates.
(3)The Compensation and Human Capital Committee applied a +5% modifier to the calculated bonus payouts for the NEOs based on consideration of solid progress being made in the areas of carbon emissions and diversity, equity and inclusion such as exceeding our goal for reducing carbon emissions in 2022, achieving our multi-year goal of reducing carbon emissions by 20% earlier than the original target of 2024, increased representation among underrepresented talent cohorts within the Company and improved inclusion efforts among our employee population as evidenced by internal engagement survey results.

Bonus Plan for Mr. Pierce

	2022 Threshold		2022 Target		2022 Actual Performance
	Threshold	Percentage Change Over 2021 Actual	Target	Percentage Change Over 2021 Actual	Performance Level	Calculated Payout
Core Bonus Potential(1)(2):
Adjusted operating income - group (10%)	$2.897 bil.	(3.2)%	$3.409 bil.	13.9%	$3.378 bil.	9.7%
Adjusted operating income - consolidated (10%)	$3.935 bil.	(10.2)%	$4.629 bil.	5.6%	$4.463 bil.	8.8%
Adjusted operating income margin - group (10%)	32.72%	0.8%	33.02%	1.8%	32.47%	0.0%
Adjusted operating income margin - consolidated (10%)(3)	24.51%	(4.3)%	24.81%	(3.1)%	23.77%	0.0%
Constant currency sales - group (20%)	$9.496 bil.	3.0%	$10.322 bil.	11.9%	$10.405 bil.	20.0%
Constant currency sales - consolidated (20%)	$17.164 bil.	0.3%	$18.657 bil.	9.1%	$18.774 bil.	20.0%
Free cash flow excluding recall payments (20%)(3)	$2.181 bil.	(26.6)%	$2.565 bil.	(13.6)%	$2.208 bil.	10.7%

Overachievement Bonus Potential(1)(2):
Adjusted operating income - group (20%)	$3.409 bil.	13.9%	$3.750 bil.	25.3%	$3.378 bil.	0.0%
Adjusted operating income - consolidated (20%)	$4.629 bil.	5.6%	$5.092 bil.	16.2%	$4.463 bil.	0.0%
Constant currency sales - group (10%)	$10.322 bil.	11.9%	$10.941 bil.	18.6%	$10.405 bil.	0.7%
Constant currency sales - consolidated (10%)	$18.657 bil.	9.1%	$19.776 bil.	15.6%	$18.774 bil.	0.5%
Free cash flow excluding recall payments (20%)(3)	$2.565 bil.	(13.6)%	$2.822 bil.	(5.0)%	$2.208 bil.	0.0%
Adjusted diluted net earnings per share (20%)	$9.60	5.6%	$10.56	16.2%	$9.34	0.0%

Potential Bonus Payout Modifier(1)(4):
Progress toward our CR commitments focused on carbon emissions and diversity, equity and inclusion (+/- 10%)	—	—	—	—	See note 4 below	5.0%

			Total Payout, as % of Target:			75.4%
______________
(1)The target weighting for each performance measure is noted in parentheses next to each measure.
(2)Goals labeled as group are specific to the MedSurg and Neurotechnology Group that reports to Mr. Pierce.
(3)The threshold and target bonus goals for both adjusted operating income margin - consolidated and free cash flow excluding recall payments were established at levels that were less than the 2021 actual amounts as a result of forecasted internal and external supply chain constraints, inflationary pressures and volatility of foreign currency exchange rates.
(4)The Compensation and Human Capital Committee applied a +5% modifier to the calculated bonus payouts for the NEOs based on consideration of solid progress being made in the areas of carbon emissions and diversity, equity and inclusion such as exceeding our goal for reducing carbon emissions in 2022, achieving our multi-year goal of reducing carbon emissions by 20% earlier than the original target of 2024, increased representation among underrepresented talent cohorts within the Company and improved inclusion efforts among our employee population as evidenced by internal engagement survey results.

Bonus Plan for Mr. Stiles

	2022 Threshold		2022 Target		2022 Actual Performance
	Threshold	Percentage Change Over 2021 Actual	Target	Percentage Change Over 2021 Actual	Performance Level	Calculated Payout
Core Bonus Potential(1)(2):
Adjusted operating income - group (10%)	$1.811 bil.	(5.5)%	$2.131 bil.	11.2%	$2.032 bil.	8.5%
Adjusted operating income - consolidated (10%)	$3.935 bil.	(10.2)%	$4.629 bil.	5.6%	$4.463 bil.	8.8%
Adjusted operating income margin - group (10%)	31.25%	2.4%	31.55%	3.4%	30.51%	0.0%
Adjusted operating income margin - consolidated (10%)(3)	24.51%	(4.3)%	24.81%	(3.1)%	23.77%	0.0%
Constant currency sales - group (20%)	$6.214 bil.	(1.0)%	$6.754 bil.	7.6%	$6.662 bil.	18.3%
Constant currency sales - consolidated (20%)	$17.164 bil.	0.3%	$18.657 bil.	9.1%	$18.774 bil.	20.0%
Free cash flow excluding recall payments (20%)(3)	$2.181 bil.	(26.6)%	$2.565 bil.	(13.6)%	$2.208 bil.	10.7%

Overachievement Bonus Potential(1)(2):
Adjusted operating income - group (20%)	$2.131 bil.	11.2%	$2.344 bil.	22.3%	$2.032 bil.	0.0%
Adjusted operating income - consolidated (20%)	$4.629 bil.	5.6%	$5.092 bil.	16.2%	$4.463 bil.	0.0%
Constant currency sales - group (10%)	$6.754 bil.	7.6%	$7.159 bil.	14.0%	$6.662 bil.	0.0%
Constant currency sales - consolidated (10%)	$18.657 bil.	9.1%	$19.776 bil.	15.6%	$18.774 bil.	0.5%
Free cash flow excluding recall payments (20%)(3)	$2.565 bil.	(13.6)%	$2.822 bil.	(5.0)%	$2.208 bil.	0.0%
Adjusted diluted net earnings per share (20%)	$9.60	5.6%	$10.56	16.2%	$9.34	0.0%

Potential Bonus Payout Modifier(1)(4):
Progress toward our CR commitments focused on carbon emissions and diversity, equity and inclusion (+/- 10%)	—	—	—	—	See note 4 below	5.0%

			Total Payout, as % of Target:			71.8%
______________
(1)The target weighting for each performance measure is noted in parentheses next to each measure.
(2)Goals labeled as group are specific to the Orthopaedics and Spine Group that reports to Mr. Stiles.
(3)The threshold and target bonus goals for both adjusted operating income margin - consolidated and free cash flow excluding recall payments were established at levels that were less than the 2021 actual amounts as a result of forecasted internal and external supply chain constraints, inflationary pressures and volatility of foreign currency exchange rates.
(4)The Compensation and Human Capital Committee applied a +5% modifier to the calculated bonus payouts for the NEOs based on consideration of solid progress being made in the areas of carbon emissions and diversity, equity and inclusion such as exceeding our goal for reducing carbon emissions in 2022, achieving our multi-year goal of reducing carbon emissions by 20% earlier than the original target of 2024, increased representation among underrepresented talent cohorts within the Company and improved inclusion efforts among our employee population as evidenced by internal engagement survey results.
Long-Term Incentive Compensation: In February 2022, our NEOs were awarded performance stock units and stock options.
The performance stock units granted to the NEOs on February 2, 2022 will be earned based on the achievement of a pre-established threshold level of three-year average adjusted diluted net earnings per share growth, with the actual number of shares earned being determined based on the actual average adjusted diluted net earnings per share growth as well as average reported net sales growth performance relative to a comparison group of companies over the 2022 to 2024 performance period. Any earned performance stock units will vest and, along with any associated dividend equivalents, be settled in Common Stock in March 2025 following completion of the three-year performance period. The number of performance stock units ultimately earned can range from 0% to 200% of the target award.
The stock options granted on February 2, 2022 to our NEOs have an exercise price of $248.60 per share. The exercise price for the stock options granted to our NEOs is equal to the closing price of our Common Stock as reported for NYSE Composite Transactions on the last trading day before the grant date. Such stock options have ten-year terms, vest as to 20% of the underlying shares on each of the first five anniversaries of the grant date and are subject to the other terms and conditions generally applicable to stock options granted to other officers and key employees. Our equity incentive plans prohibit repricing stock options without shareholder approval.
The details of the 2022 stock awards grants to the NEOs are provided in the "2022 Grants of Plan-Based Awards" table on page 36. Stock awards in 2022 for other key employees generally consisted of stock options and restricted stock units. Performance stock units, stock options and restricted stock units are granted to provide employees with a personal financial interest in Stryker's long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package include:
•Aligning the personal and financial interests of management and other employees with shareholder interests;
•Balancing near-term considerations with a focus on improving the business and creating shareholder value over the long-term; and
•Providing a means to attract, motivate and retain a skilled management team.
Management made recommendations to the Compensation and Human Capital Committee about the stock award levels and terms for the NEOs other than the Chief Executive Officer, recommendations for whom were made by Semler Brossy to the Compensation and

Human Capital Committee. The stock award levels for the NEOs other than the Chief Executive Officer were approved by the Compensation and Human Capital Committee after receiving recommendations from the Chief Executive Officer, and for the Chief Executive Officer were approved by the Compensation and Human Capital Committee subject to final approval by the independent members of the Board, which subsequently occurred. A number of factors are considered in determining the stock award levels for the NEOs, but the final award is ultimately a subjective decision. While the Compensation and Human Capital Committee did not apply specific performance measures or weightings to determine the individual NEO awards of performance stock units and stock options in 2022, factors considered included the level of responsibility and position within the Company, demonstrated performance over time, value to our future success, the level of retention value from prior awards, Company and business area performance in recent years, comparisons among positions internally, market comparison data and the other factors described under "Executive Compensation Philosophy" on page 23. The Compensation and Human Capital Committee also considered, in the aggregate for the Company, share availability under our equity plans, annual run rate, the financial expense of stock awards and potential shareholder dilution.
The terms and conditions of our stock awards include recoupment provisions that are applicable in the event of a violation of the non-compete agreement to which each recipient has agreed. See "Recoupment Policy" on page 33 for information regarding our recoupment policy that applies to all cash and equity incentive payments made pursuant to awards granted to elected corporate officers after 2014.
2020 Performance Stock Units: Results for the 2020-2022 Performance Period
In 2020, the Company granted performance stock units to members of our then executive leadership team. The vesting of all 2020 performance stock units ("2020 PSUs") was contingent on the achievement of certain specified performance metrics over a three-year performance period from January 1, 2020 to December 31, 2022. The 2020 PSUs were subject to a threshold performance target of the Company’s achievement of average adjusted diluted net earnings per share growth of 3.0% or greater as of the last day of the performance period (the "Threshold Performance Target"). The Compensation and Human Capital Committee chose this measure as the Threshold Performance Target for the 2020 PSUs in order to require that a minimum level of earnings growth be achieved before any portion of the 2020 PSUs would vest. If the Threshold Performance Target was achieved, grantees would become eligible to vest in up to 200% of their 2020 PSUs, subject to further achievement of two equally weighted financial measures (average adjusted diluted net earnings per share growth and average reported net sales growth relative to a comparison group of companies) over the same three-year performance period. The Compensation and Human Capital Committee chose these as measures for the 2020 PSUs in order to focus the executive leadership team on longer-term growth and profitability. The Compensation and Human Capital Committee also believed that it was important to have a measure that assessed the Company's growth on a relative basis, which resulted in the use of average reported net sales growth relative to a comparison group. We believe our investors monitor these measures in evaluating our performance and making investment decisions regarding Stryker stock.
Following the completion of the three-year performance period, the Compensation and Human Capital Committee determined in March 2023 that the Threshold Performance Target had been achieved and, accordingly, our NEOs were eligible to vest in up to 200% of their 2020 PSUs. Under the terms of the 2020 PSUs, once the Threshold Performance Target is achieved, the Compensation and Human Capital Committee can exercise negative discretion to reduce the number of 2020 PSUs that vest for our NEOs. If the Threshold Performance Target was achieved, then vesting of 50% of each NEO's target number of 2020 PSUs was based on the Company's achievement of average reported net sales growth relative to a comparison group of companies and the remaining 50% of each NEO's target number of 2020 PSUs was based on the Company's achievement of average adjusted diluted net earnings per share growth. The 2020 PSUs vested and, along with the associated dividend equivalents, were settled in Common Stock on March 21, 2023.
The following is the comparison group of 18 companies used to determine the relative average reported net sales growth performance for the 2020 PSUs:

Abbott Laboratories	General Electric Company (Healthcare Segment)	Siemens Healthineers AG
Agilent Technologies, Inc.	Johnson & Johnson (MedTech Segment)	Smith & Nephew plc
Baxter International Inc.	Laboratory Corporation of America Holdings	Thermo Fisher Scientific Inc.
Becton, Dickinson and Company	Medtronic plc	3M Company (Healthcare Segment)
Boston Scientific Corporation	Quest Diagnostics Incorporated	Zimmer Biomet Holdings, Inc.
Danaher Corporation	Royal Philips (combined segments of Diagnosis & Treatment and Connected Care)
Fresenius Medical Care AG & Co. KGaA
These companies were selected for comparison because, at the time the 2020 PSUs were granted, they competed with Stryker for market share and/or executive talent. Consistent with the terms of the 2020 PSUs, Cerner Corporation and Varian Medical Systems, Inc., which were originally included in the comparison group when the 2020 PSUs were granted, were excluded from the performance calculation because they were acquired and did not report sales growth data for the entire performance period. As permitted by the terms and conditions applicable to the 2020 PSUs, the Compensation and Human Capital Committee modified the calculation of average reported net sales growth to adjust for distortions caused by significant acquisitions and divestitures involving companies in the comparison group. This adjustment to the calculation of average reported net sales growth is consistent with the methodology that the Compensation and Human Capital Committee has used for other PSUs awards, beginning with the 2013 performance stock units. When determining the payout level of the 2020 PSUs, the Compensation and Human Capital Committee did not make any adjustment for the negative impact that the COVID-19 pandemic had on the financial performance measures used in the 2020 PSUs.

The table below presents the performance goals, the performance results for average adjusted diluted net earnings per share growth (to which no changes were made) and for relative average reported net sales growth, as adjusted by the Compensation and Human Capital Committee as described above, and the calculated payouts for the 2020 PSUs:

Average Adjusted Diluted Net Earnings Per Share Growth	Below Minimum	Minimum	Target	Maximum	Actual
Goal	< 7.0%	7.0%	10.0%	12.0%	5.0%
Earned 2020 PSUs, as % of Target	0	50	100	200	0
Weighted-Average (50%) Earned 2020 PSUs, as % of Target					0

Relative Average Reported Net Sales Growth	Percentile Ranking				Actual
Goal	Below 33rd	33rd	50th	75th and Above	61st
Earned 2020 PSUs as % of Target	0	50	100	200	144
Weighted-Average (50%) Earned 2020 PSUs, as % of Target					72

Total 2020 PSUs earned, as % of Target(1)					72
______________
(1) The value of the earned 2020 PSUs excludes the associated dividend equivalents.
For those NEOs who were granted 2020 PSUs, the number and market value of the 2020 PSUs that have been earned but remained unvested until March 21, 2023 are included in the "Number of Shares or Units of Stock That Have Not Vested" and "Market Value of Shares or Units of Stock That Have Not Vested" columns of the "Outstanding Equity Awards at 2022 Fiscal Year-End" table on page 38.
Retirement Plans: We offer a defined contribution 401(k) plan — the Stryker Corporation 401(k) Savings and Retirement Plan ("401(k) Plan") — that is available to all eligible U.S. employees, including the NEOs, as well as a nonqualified supplemental defined contribution plan — the Stryker Corporation Supplemental Savings and Retirement Plan ("Supplemental Plan") — in which certain employees, including the NEOs, may participate. The purpose of these plans is to assist our employees and executives with retirement income savings and increase the attractiveness of employment at Stryker. The Supplemental Plan is designed to provide a consistent level of benefit as a percentage of current compensation by restoring benefits that would otherwise be limited due to the covered compensation limits under the tax-qualified 401(k) Plan. The amounts of the Company's matching contribution to the accounts of each NEO are determined by the NEO's eligible compensation and individual contribution rate. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($20,500 annual deferral and $305,000 compensation in 2022). In addition to the Company match, the Company has historically made a discretionary contribution in March of each year equal to 7% of the prior year's eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including the NEOs. The amounts contributed under the 401(k) Plan and the Supplemental Plan for 2022 on behalf of each NEO are included in the "All Other Compensation" column of the "Summary Compensation Table" on page 35. Additionally, the amounts contributed under the Supplemental Plan for 2022 on behalf of each NEO and his account balance under the Supplemental Plan, along with a description of the 401(k) Plan and Supplemental Plan, are provided in the table on page 39 and the associated narrative.
We have defined benefit pension programs for some employees in certain international locations; however, no NEO participates in any defined benefit pension plan sponsored by Stryker.
Health and Welfare Benefits Plans: We provide benefits, such as medical, prescription, dental, vision, life insurance and disability coverage, to each NEO under the same benefits plans that we offer to all our eligible U.S.-based employees. The benefits plans are part of our overall total compensation offering and provide appropriate healthcare coverage and security for our employees and their families at costs affordable to the Company. The Company does not pay for any form of post-retirement healthcare benefits for any employee.
Perquisites: We provide limited perquisites and personal benefits based on considerations unique to each NEO position. We believe our practices regarding perquisites are conservative to market. In 2022, we paid for costs associated with an executive physical examination for all of our NEOs who had such an examination.
In addition, we have a policy, which was approved by the independent directors of the Board, that provides for the personal use of aircraft by Mr. Lobo and his immediate family members. The Board believes the policy maximizes the efficient use of Mr. Lobo's travel time and helps to ensure his personal safety and security. Mr. Lobo is the only Stryker executive officer allowed to use aircraft for personal use. Such personal use is subject to an annual hour limitation of 60 hours. The annual hour limitation and the actual personal use by Mr. Lobo and his immediate family members is reviewed annually by the Board. The benefit to Mr. Lobo associated with personal use of aircraft is imputed as income for tax purposes at Standard Industry Fare Level rates and he is responsible for paying the associated taxes.
In accordance with SEC disclosure requirements, the perquisites and other personal benefits are included in the "All Other Compensation" column of the "Summary Compensation Table" on page 35 for 2022 and are identified for Mr. Lobo who was the only NEO for whom the total value was $10,000 or greater.

Impact of Decisions Regarding One Compensation Element on Decisions Regarding Other Compensation Elements
Our practice is to review each NEO's compensation elements individually and monitor the total of the various elements. We consider each element and the total against our compensation objectives as stated in our executive compensation philosophy. Decisions related to one compensation element (e.g., bonus payment earned) generally do not materially affect decisions regarding any other element (e.g., stock award grants) because the objectives of each element differ. For example, we intend bonus payments to reward short-term performance for achievement of annual bonus plan goals, while we make decisions related to stock awards to align the interests of the recipients with the Company's long-term performance and enhance our retention hold on recipients.
Our 401(k) Plan and Supplemental Plan are funded on an annual basis and do not result in potential future liabilities to the Company. Decisions about these plans do not impact outcomes related to salary or bonus decisions for our NEOs and vice versa.
Positions at higher levels at Stryker generally have a greater emphasis on variable pay elements of bonus and stock awards, although no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered through any compensation element.

Equity Plans and Equity-Based Compensation Award Granting Policy
We have adopted a granting policy covering all stock awards, both off-cycle (including hire-on) and ongoing annual grants. Under the policy, stock awards are granted by the Compensation and Human Capital Committee, subject to approval by the Board in the case of grants to non-employee directors, and approval by the independent directors of the Board in the case of grants to the Chief Executive Officer. The Compensation and Human Capital Committee has delegated to the Chief Executive Officer the authority to make "off-cycle grants" to new employees as a result of the acquisition of another company, in situations where we are seeking to attract a senior level hire or recognize an employee for significant achievements or in other special circumstances. In 2022, we made off-cycle grants to new hires, including those who became employees as a result of an acquisition, and to select employees to recognize significant achievements and create retention incentives. Annual limits for off-cycle grants are defined both per individual employee (20,000 shares) and in the aggregate (300,000 shares), with shares issuable in connection with awards other than stock options being counted against such limits as 2.86 shares under our 2011 Long-Term Incentive Plan, as amended or restated from time to time (the "2011 Plan").
The fair market value of Stryker stock used to establish the exercise price of all options will be the closing sales price per share as reported for NYSE Composite Transactions for the last trading day prior to the grant date. No stock grant will be backdated and the timing of the public release of material information or the grant of any stock award will not be established with the intent of unduly benefiting a grantee under a stock award. Each annual grant and off-cycle grant of equity-based compensation will be awarded on a pre-determined date as follows:
•The annual grant of stock awards for employees will generally be made on the date of the February meeting of the Board. The annual grant of stock awards for non-employee directors will generally be made on the date of the Board meeting that coincides with our annual meeting of shareholders. Any change in the annual grant date for employees or non-employee directors must be made with the prior approval of the Board.
•Off-cycle awards may be granted by the Chief Executive Officer, pursuant to delegated authority from the Compensation and Human Capital Committee, on or around the first business day of May, August or November following the date of hire or the determination that an award is warranted in other circumstances. Off-cycle awards are reported to the Compensation and Human Capital Committee and the Board at their next regular meetings.
Where permissible by law, we require U.S. employees who receive stock awards to sign a version of the Company's confidentiality, non-competition and non-solicitation agreement. The terms and conditions of our stock awards include recoupment provisions that are applicable in the event of a violation of the non-compete agreement to which each of our NEOs has agreed.

Executive and Non-Employee Director Stock Ownership Guidelines
Encouraging long-term ownership of Stryker stock among our management and directors is an important aspect of our executive compensation policies and practices. This reflects our conviction that all senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of management and our shareholders. Stryker has stock ownership guidelines in place for all non-employee directors, executive leadership team members and select other senior management positions in the Company. The policy provides that 25% of the net shares from option exercises not be sold until the participant exceeds the applicable ownership guideline. Executives and non-employee directors in compliance with the ownership guidelines may generally exercise stock options and sell the underlying shares, once vested, as long as they continue to meet the ownership guidelines. In 2022, our stock ownership requirements for our non-employee directors and NEOs were:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	$600,000	5 years
Chief Executive Officer	5 times salary	5 years
Other NEOs	3 times salary	5 years
For stock ownership guideline calculation purposes, stock owned includes shares owned outright, including 401(k) Plan shares, as well as restricted stock units awarded (for employees, using an estimate of the net number of shares to be received after taxes; for non-employee directors, using the entire awarded amount as the Company generally does not withhold taxes upon vesting for non-employee directors), but does not include outstanding performance stock units or stock options. The Compensation and Human Capital Committee receives an annual update from management on compliance with the ownership guidelines. As of the Company's last annual measurement date of September 30, 2022, all of our non-employee directors and all of the NEOs subject to the ownership guidelines at that time were at or above the applicable stock ownership guideline requirement or projected to be by their targeted compliance date. The Compensation and Human Capital Committee periodically reviews the guideline requirements to ensure they continue to be appropriate.

Prohibition of Hedging and Pledging Transactions
Our Insider Trading Guidelines prohibit short sales of and option trading on Stryker stock and prohibit our directors and officers, and other employees of Stryker subject to the Insider Trading Guidelines, and their designees from engaging in hedging transactions, such as (but not limited to) zero-cost collars, equity swaps, exchange funds and forward sale contracts, that may allow such individual to continue to own Stryker securities without the full risks and rewards of ownership. Our Insider Trading Guidelines also prohibit holding Stryker securities in a margin account or otherwise pledging Stryker securities as collateral for a loan, except for Stryker securities that had been pledged as of the effective date of the Insider Trading Guidelines or that already have been pledged at the time an individual becomes subject to the Insider Trading Guidelines.

Recoupment Policy
In February 2015, our Board adopted a recoupment policy that applies uniformly to all cash and equity incentive payments made pursuant to awards granted to our elected corporate officers after 2014. Under this policy, the Compensation and Human Capital Committee may require recoupment from an elected officer if it determines that it is in the best interest of the Company to do so and the amount of the incentive compensation was based upon the achievement of certain financial results that were subsequently reduced due to a material restatement as a result of misconduct and would have been lower had it been based upon the restated financial results or the elected officer engaged in material misconduct or was negligent in exercising his or her supervisory responsibility to manage or monitor conduct or risks, in each case that resulted in a material violation of a law or regulation or a material Company policy relating to manufacturing, sales or marketing of our products, including improper payments to foreign officials to obtain or retain business, that caused significant harm to the Company. We will publicly disclose recoupment of compensation under this policy in situations where the Board determines that it is in the best interests of the Company and our shareholders to do so.
In 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. We intend to review and revise our current recoupment policies and/or adopt a new recoupment policy, to comply with the new requirements, once the NYSE listing standards become effective.

Employment Agreements and Severance Policy
We generally do not provide employment agreements, with the exception of unique circumstances or if such agreements are customary in foreign countries. We have no employment or severance agreement in place with any NEO. We have in the past made, and are likely in the future to make, separation payments to persons who were NEOs based on the specific facts and circumstances.

Company Tax and Accounting Issues
In general, consideration is given to the tax and accounting treatment of our compensation plans at the time of developing the plans, when making changes to plans, in light of any regulatory changes or when making specific compensation decisions related to individual elements. The accounting treatments considered include any that may apply to amounts awarded or paid to our NEOs. The tax considerations include Sections 162(m) and 409A of the Internal Revenue Code.
Deductibility of Executive Compensation: In evaluating the compensation programs covering our NEOs and making decisions related to payments, the Compensation and Human Capital Committee generally has considered the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Prior to December 22, 2017, Section 162(m) generally eliminated the deductibility of compensation over $1 million paid to NEOs, other than the principal financial officer, excluding "performance-based compensation" meeting certain requirements. However, the Tax Cuts and Jobs Act (the "Act"), which became law on December 22, 2017, significantly amended Section 162(m). Pursuant to the Act, the definition of "covered employees" under Section 162(m) was amended to include a company's chief financial officer. The Act also eliminated the performance-based compensation exception with respect to tax years beginning January 1, 2018, provided that, the Act includes a transition rule with respect to compensation that is provided pursuant to a written binding contract that was in effect on November 2, 2017 and not materially modified after that date. Accordingly, commencing in 2018, the Company's tax deduction with regard to compensation of "covered employees" is limited to $1 million per taxable year for each officer. The Compensation and Human Capital Committee generally intends to maximize deductibility of compensation under Section 162(m) to the extent consistent with our overall compensation program objectives and permitted under the Act's transition rule, but may authorize compensation that does not meet the requirements of Section 162(m), as amended by the Act and the final Section 162(m) regulations published on December 30, 2020 that generally implement amendments made to Section 162(m) by the Act, if it determines such payments are appropriate.
Share-Based Compensation: We account for compensation expense from our stock awards in accordance with the Compensation — Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification ("FASB Codification") that requires companies to measure the cost of employee stock awards based on the grant date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the impact on the Company's compensation expense when determining and making stock awards.

2023 Compensation Decisions
The table below summarizes the 2023 compensation decisions that were made in February 2023 for the 2022 NEOs. These decisions will be more fully discussed in the proxy statement for our 2024 annual meeting.

Name	Annualized Base Salary ($)	Target Bonus ($)	Number of Performance Stock Units at Target (#)(1)	Number of Stock Options (#)(2)
Kevin A. Lobo	1,400,000	2,100,000	25,166	100,665
Glenn S. Boehnlein	760,000	760,000	7,642	30,570
J. Andrew Pierce	725,000	652,500	7,456	29,825
Spencer S. Stiles	725,000	652,500	7,456	29,825
Viju S. Menon	625,000	531,250	4,660	18,640
______________
(1) Key design features for the 2023 performance stock units include the following:
•In order to earn any shares, a pre-established threshold level of three-year average adjusted diluted net earnings per share growth must be achieved, with the actual number of shares earned based on actual average adjusted diluted net earnings per share growth and average reported net sales growth relative to a comparison group of companies over the three-year performance period;
•Payout range of 0% to 200% of the target award; and
•Settled in Common Stock in early 2026 following the completion of the three-year performance period.
(2) Stock options to purchase shares of the Company's Common Stock were granted at an exercise price of $268.22 per share (the closing price as reported for NYSE Composite Transactions on February 8, 2023, the last trading day before the grant date).

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, on the basis of such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Allan C. Golston, Chair
Mary K. Brainerd
Giovanni Caforio, M.D.
Sherilyn S. McCoy

Members of the Compensation and Human Capital Committee

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table summarizes all compensation awarded to, earned by or paid to each of the Company's NEOs during each of the last three fiscal years or such shorter number of years during which he was an NEO. The additional tables that follow the Summary Compensation Table are intended to be supporting presentations to the Summary Compensation Table. Most compensation elements in the supporting tables are aggregated and included in the Summary Compensation Table. You should refer to the section entitled "Compensation Discussion and Analysis" beginning on page 22 to help you understand the compensation practices and programs resulting in the compensation elements in these tables. A narrative description of the material factors necessary to understand the information in the Summary Compensation Table is provided following the table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kevin A. Lobo	2022	1,343,833	6,525,629	8,729,415	1,505,790	458,547	18,563,214
Chair, Chief Executive	2021	1,306,667	5,969,936	6,797,299	1,816,470	469,526	16,359,898
Officer and President	2020	1,109,125	5,434,541	4,908,721	1,434,375	430,270	13,317,032
Glenn S. Boehnlein	2022	730,833	1,893,766	2,533,314	546,546	148,822	5,853,281
Vice President,	2021	705,000	2,631,522	1,925,875	622,091	130,845	6,015,333
Chief Financial Officer	2020	634,167	1,610,331	1,454,327	484,500	162,528	4,345,853
J. Andrew Pierce(1)	2022	695,833	1,893,766	2,533,314	475,020	144,944	5,742,877
Group President, MedSurg	2021	666,667	2,326,948	1,529,512	621,837	117,162	5,262,126
and Neurotechnology
Spencer S. Stiles(1)	2022	695,833	1,893,766	2,533,314	452,277	136,684	5,711,874
Group President,	2021	666,667	2,326,948	1,529,512	546,750	117,162	5,187,039
Orthopaedics and Spine
Viju S. Menon	2022	571,667	1,125,775	1,506,304	363,435	110,744	3,677,925
Group President, Global	2021	551,667	1,984,884	1,189,620	435,095	98,200	4,259,466
Quality and Operations	2020	504,917	956,270	863,549	341,063	307,688	2,973,487
______________
(1)    Mr. Pierce and Mr. Stiles became executive officers of the Company on October 1, 2021.
Salary: This column represents the base salary paid to the NEO during the reported year. This column includes the portion of salary payments deferred into our 401(k) Plan and Supplemental Plan. The base salary amounts for 2020 reflect the temporary reductions that were effective from May 1, 2020 to July 31, 2020 for the NEOs, which were made in response to the uncertainty surrounding the scope and duration of the COVID-19 pandemic and its impact on our operations and financial performance.
Stock Awards: This column represents the aggregate grant date fair value of performance stock units and restricted stock units, calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. The grant date fair value of the performance stock units reflected in the table is based on the target level performance, which was the probable outcome of the performance conditions on the grant date. The grant date fair value of the NEOs' 2022 performance stock unit awards, if earned at maximum levels (200% of target), was $13,051,258, $3,787,532, $3,787,532, $3,787,532 and $2,251,550 for Mr. Lobo, Mr. Boehnlein, Mr. Pierce, Mr. Stiles and Mr. Menon, respectively. For a more detailed discussion of the assumptions used to calculate the fair value of our stock awards, refer to Note 1 to the consolidated financial statements contained in our 2022 Annual Report on Form 10-K for our fiscal year ended December 31, 2022.
Option Awards: This column represents the aggregate grant date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model assumptions that are discussed under "Grant Date Fair Value of Stock and Option Awards" on page 37.
Non-Equity Incentive Plan Compensation: This column reflects the bonus plan amounts earned by the NEOs during the reported year and paid in February of the following year under our Executive Bonus Plan. This column also includes any portion of such payments that each NEO deferred into the 401(k) Plan and Supplemental Plan.
All Other Compensation: This column includes the following items for 2022:
•401(k) Plan matching contributions and discretionary contributions made in March 2023 pertaining to the 2022 Plan year, in the amount of $31,600 for each NEO.
•Supplemental Plan matching contributions and discretionary contributions made in March 2023 pertaining to the 2022 Plan year, in the amounts of $316,033, $117,222, $113,344, $105,084 and $79,144 for Mr. Lobo, Mr. Boehnlein, Mr. Pierce, Mr. Stiles and Mr. Menon, respectively.
•In accordance with SEC disclosure requirements, perquisites and personal benefits received by any NEO must be identified by type if the total value was $10,000 or more. Mr. Lobo is the only NEO for whom perquisites and personal benefits exceeded $10,000 in 2022. These benefits for Mr. Lobo include costs associated with an executive physical examination and the aggregate incremental cost of $108,993 for personal use of aircraft by Mr. Lobo and his family members. The incremental cost of aircraft usage is based on variable operating costs, such as the cost of fuel, aircraft maintenance, engine reserves, crew travel, landing fees, hourly fees, ramp fees and other miscellaneous variable costs. The incremental cost of aircraft usage excludes items that do not change based on usage, such as pilot salaries, insurance, depreciation, aircraft management fees and other fixed costs.

The benefit to Mr. Lobo associated with personal use of aircraft was imputed as income for tax purposes at Standard Industry Fare Level rates and he paid the associated taxes.
The Compensation and Human Capital Committee has directed that the Company avoid the use of tax gross-ups on perquisites and personal benefits for NEOs except for relocation expenses and items related to expatriate assignments and in isolated cases where particular circumstances warrant.
Primary Compensation Elements: The following table indicates the percentages of our three primary compensation elements of salary, actual bonus and stock awards consisting of performance stock units and stock options, in relation to the total of such elements for each NEO for 2022:

Name	Salary	Bonus Plan Payment	Performance Stock Units Grant Date Value(1)	Stock Option Grant Date Value using Black-Scholes(1)
Kevin A. Lobo	8%	8%	36%	48%
Glenn S. Boehnlein	13%	10%	33%	44%
J. Andrew Pierce	12%	9%	34%	45%
Spencer S. Stiles	13%	8%	34%	45%
Viju S. Menon	16%	10%	32%	42%
______________
(1)    Uses aggregate grant date fair value in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for 2022 awards of performance stock units and stock option grants. See "Grant Date Fair Value of Stock and Option Awards" on page 37.

2022 Grants of Plan-Based Awards
The table below sets forth additional information regarding the range of annual bonus plan payout potential for 2022, the range of payout potential for performance stock unit awards ("PSUs") granted in 2022 and the stock options granted to the NEOs in 2022 that are disclosed in the "Summary Compensation Table" on page 35.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
K. Lobo
Annual Bonus	—	1,012,500	2,025,000	4,050,000							—
PSUs	2/2/2022				12,822	25,644	51,288				6,525,629
Stock Options	2/2/2022							128,220	248.60	254.47	8,729,415
G. Boehnlein
Annual Bonus	—	367,500	735,000	1,470,000							—
PSUs	2/2/2022				3,720	7,442	14,884				1,893,766
Stock Options	2/2/2022							37,210	248.60	254.47	2,533,314
J. Pierce
Annual Bonus	—	315,000	630,000	1,260,000							—
PSUs	2/2/2022				3,720	7,442	14,884				1,893,766
Stock Options	2/2/2022							37,210	248.60	254.47	2,533,314
S. Stiles
Annual Bonus	—	315,000	630,000	1,260,000							—
PSUs	2/2/2022				3,720	7,442	14,884				1,893,766
Stock Options	2/2/2022							37,210	248.60	254.47	2,533,314
V. Menon
Annual Bonus	—	244,375	488,750	977,500							—
PSUs	2/2/2022				2,212	4,424	8,848				1,125,775
Stock Options	2/2/2022							22,125	248.60	254.47	1,506,304

Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Amounts in these columns represent the possible range (threshold to target to maximum) of cash payments possible under the 2022 individual bonus plans for the NEOs. A minimum level of adjusted consolidated operating income must have been achieved before any portion of the bonus could be earned. If the minimum level was achieved, a threshold level of performance related to each bonus measure must have been achieved to earn a payout related to the respective measure. In addition, the total bonus payout was subject to an adjustment of up to +/-10% based on progress toward our CR commitments focused on carbon emissions and diversity, equity and inclusion. The "Summary Compensation Table" on page 35 shows the actual non-equity incentive plan payments received for 2022.
Estimated Future Payouts Under Equity Incentive Plan Awards: Amounts in these columns represent the possible range (threshold to target to maximum) of performance stock units, which will be settled in shares of Common Stock, that would be earned based on the achievement of pre-established goals for the 2022 to 2024 performance period. The number of performance stock units earned could be zero if performance is below threshold.
All Other Option Awards: Number of Securities Underlying Options, Exercise or Base Price of Option Awards and Closing Market Price on Grant Date: The stock option grants are shown in number of shares. The exercise price of all option awards is the closing market price of our Common Stock on the last trading day before the grant date in accordance with the terms of our equity-based compensation plans.
Grant Date Fair Value of Stock and Option Awards: This column represents the grant date fair value of performance stock units, based on the target level achievement, and stock options granted in 2022, calculated in accordance with the provisions of the Compensation — Stock Compensation Topic of the FASB Codification.
The performance stock unit awards that were granted in February 2022, if earned based on achievement of the pre-established goals, will vest 100% on March 21, 2025. The actual value an NEO realizes from the awards of performance stock units will depend on the price of our Common Stock on the date of vesting and the number of shares earned.
The stock option grant date fair values throughout this Proxy Statement, unless otherwise noted, have been calculated using the Black-Scholes option pricing model and the assumptions for each year as set forth in the following table:

Black-Scholes Model Assumptions(1)	2022	2021	2020
Risk-free interest rate	1.8%	0.7%	1.4%
Expected dividend yield	1.0%	1.2%	1.0%
Expected stock price volatility	27.0%	26.9%	18.9%
Expected option life (years)	5.9	5.9	5.8
______________
(1)    The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company's stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.
The stock option awards that were granted in February 2022 have a ten-year term and become exercisable as to 20% of the underlying shares on each of the first five anniversary dates of the date of grant. The actual value an NEO realizes from the stock option grants will depend on the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

Outstanding Equity Awards at 2022 Fiscal Year-End
The table below sets forth information as to unexercised options, unvested restricted stock units and unvested performance stock units held by the NEOs on December 31, 2022 (dollar values, except option exercise price, are based on the closing price of our Common Stock of $244.49 as reported for NYSE Composite Transactions on December 30, 2022):

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin A. Lobo	2-12-14	160,215	—	81.14	2-11-24	—	—	—	—
	2-11-15	156,890	—	93.06	2-10-25	—	—	—	—
	2-10-16	206,955	—	96.64	2-09-26	—	—	—	—
	2-08-17	193,860	—	122.51	2-07-27	—	—	—	—
	2-07-18	129,752	32,438	154.14	2-06-28	—	—	—	—
	2-06-19	87,816	58,544	179.35	2-05-29	—	—	—	—
	2-05-20	49,920	74,880	216.35	2-04-30	17,971	4,393,730	—	—
	2-03-21	25,518	102,072	235.13	2-02-31	—	—	51,036	12,477,792
	2-02-22	—	128,220	248.60	2-01-32	—	—	12,822	3,134,851
Glenn S. Boehnlein	2-13-13	14,515	—	64.01	2-12-23	—	—	—	—
	2-12-14	11,955	—	81.14	2-11-24	—	—	—	—
	2-11-15	10,855	—	93.06	2-10-25	—	—	—	—
	2-10-16	49,150	—	96.64	2-09-26	—	—	—	—
	2-08-17	40,815	—	122.51	2-07-27	—	—	—	—
	2-07-18	31,140	7,785	154.14	2-06-28	—	—	—	—
	2-06-19	22,581	15,054	179.35	2-05-29	—	—	—	—
	2-05-20	14,790	22,185	216.35	2-04-30	5,325	1,301,909	—	—
	2-03-21	7,320	28,920	235.13	2-02-31	—	—	14,460	3,535,325
	5-04-21	—	—	—	—	2,421	591,910	—	—
	2-02-22	—	37,210	248.60	2-01-32	—	—	3,720	909,503
J. Andrew Pierce	2-13-13	12,500	—	64.01	2-12-23	—	—	—	—
	2-12-14	10,230	—	81.14	2-11-24	—	—	—	—
	2-11-15	9,455	—	93.06	2-10-25	—	—	—	—
	2-10-16	13,840	—	96.64	2-09-26	—	—	—	—
	2-08-17	11,630	—	122.51	2-07-27	—	—	—	—
	2-07-18	8,108	2,027	154.14	2-06-28	—	—	—	—
	2-06-19	13,383	8,922	179.35	2-05-29	—	—	—	—
	2-05-20	10,630	15,945	216.35	2-04-30	3,827	935,663	—	—
	2-03-21	5,742	22,968	235.13	2-02-31	—	—	11,484	2,807,723
	10-01-21	—	—	—	—	2,528	618,071	—	—
	2-02-22	—	37,210	248.60	2-01-32	—	—	3,720	909,503
Spencer S. Stiles	2-12-14	11,090	—	81.14	45333	—	—	—	—
	2-11-15	10,210	—	93.06	2-10-25	—	—	—	—
	2-10-16	13,840	—	96.64	2-09-26	—	—	—	—
	2-08-17	11,630	—	122.51	2-07-27	—	—	—	—
	2-07-18	8,108	2,027	154.14	2-06-28	—	—	—	—
	2-06-19	13,383	8,922	179.35	2-05-29	—	—	—	—
	2-05-20	10,630	15,945	216.35	2-04-30	3,827	935,663	—	—
	11-03-20	—	—	—	—	1,644	401,942	—	—
	2-03-21	5,742	22,968	235.13	2-02-31	—	—	11,484	2,807,723
	10-01-21	—	—	—	—	2,528	618,071	—	—
	2-02-22	—	37,210	248.60	2-01-32	—	—	3,720	909,503
Viju S. Menon	5-01-18	41,316	10,329	169.42	4-30-28	—	—	—	—
	2-06-19	14,637	9,578	179.35	2-05-29	—	—	—	—
	2-05-20	8,782	13,173	216.35	2-04-30	3,162	773,077	—	—
	2-03-21	4,466	17,864	235.13	2-02-31	—	—	8,932	2,183,785
	5-04-21	—	—	—	—	2,534	619,538	—	—
	2-02-22	—	22,125	248.60	2-01-32	—	—	2,212	540,812
______________
(1)    All stock option awards vest as to 20% of the shares on each of the first five anniversary dates of the date of grant.

(2)    The following table presents information related to the vesting schedules of restricted stock units ("RSUs") and the 2020 PSUs for which the three-year performance period had concluded as of December 31, 2022 for each of the NEOs:

Name	Grant Date	Award Type	Vesting Schedule
Kevin A. Lobo	2-05-20	PSUs	100% on 3-21-23
Glenn S. Boehnlein	2-05-20	PSUs	100% on 3-21-23
	5-04-21	RSUs	One-third on each of 5-01-22, 5-01-23 and 5-01-24
J. Andrew Pierce	2-05-20	PSUs	100% on 3-21-23
	10-01-21	RSUs	One-third on each of 10-01-22, 10-01-23 and 10-01-24
Spencer S. Stiles	2-05-20	PSUs	100% on 3-21-23
	11-03-20	RSUs	One-third on each of 11-01-21, 11-01-22 and 11-01-23
	10-01-21	RSUs	One-third on each of 10-01-22, 10-01-23 and 10-01-24
Viju S. Menon	2-05-20	PSUs	100% on 3-21-23
	5-04-21	RSUs	One-third on each of 5-01-22, 5-01-23 and 5-01-24
(3)    The performance stock units awarded in 2021 and 2022 will be earned based on the achievement of pre-established goals covering the performance periods of 2021-2023 and 2022-2024, respectively. The numbers shown represent the maximum number of units (200% of the target number of PSUs that were granted) for the 2021 PSUs and the threshold number of units (50% of the target number of PSUs that were granted) for the 2022 PSUs that can be earned, excluding dividend equivalents that cannot be calculated until the date of vesting. If earned, the 2021 PSUs vest on March 21, 2024 and the 2022 PSUs vest on March 21, 2025.

2022 Option Exercises and Stock Vested
The table below includes information related to options exercised by and restricted stock units and performance stock units, including dividend equivalents, vested in respect of each of the NEOs during 2022. The table also includes the value realized for such options, restricted stock units and performance stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin A. Lobo	187,470	33,137,197	33,925	9,069,510
Glenn S. Boehnlein	—	—	9,933	2,623,931
J. Andrew Pierce	—	—	7,197	1,801,907
Spencer S. Stiles	12,505	2,130,602	8,841	2,178,778
Viju S. Menon	—	—	6,919	1,816,682
______________
(1)    Calculated using the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.
(2)    Calculated using the market price of the underlying shares on the date of vesting.

2022 Pension Benefits
No NEO participates in any defined benefit pension plan sponsored by the Company.

2022 Nonqualified Deferred Compensation
NEOs are eligible to participate in the 401(k) Plan, a qualified defined contribution plan that is available to all eligible U.S. employees, and the Supplemental Plan, a nonqualified supplemental defined contribution plan in which select U.S.-based executives may participate. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($20,500 annual deferral and $305,000 compensation in 2022). The Supplemental Plan provides benefits comparable to the 401(k) Plan after Internal Revenue Code limits have been reached. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. In addition to the Company match, a discretionary Company contribution may be made to the 401(k) Plan and Supplemental Plan each year. For 2022, a discretionary contribution of 7% of eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including all of our NEOs, was paid in March of 2023. The following table shows information about NEO participation in our Supplemental Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Kevin A. Lobo	1,442,859	316,033	(2,108,726)	9,065,992
Glenn S. Boehnlein	108,293	117,222	(1,248,958)	3,718,117
J. Andrew Pierce	860,373	113,344	(1,636,779)	8,581,661
Spencer S. Stiles	158,433	105,084	(1,004,704)	3,481,390
Viju S. Menon	728,071	79,144	(629,039)	3,472,908

______________
(1)    These amounts were reported as compensation in 2022 in the "Salary" column and in 2021 in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" on page 35.
(2)    These amounts, contributed in March 2023 but earned for 2022, are included in the "All Other Compensation" column of the "Summary Compensation Table" on page 35 (along with 401(k) Plan matching contributions and discretionary contributions in the amount of $31,600 for each NEO).
(3)    None of the amounts reported in this column are reported in the "Summary Compensation Table" because we do not pay guaranteed, above-market or preferential earnings on deferred compensation under the Supplemental Plan.
(4)    Aggregate balance consists of employee and Company contributions and investment earnings. The 2022 year-end balance includes registrant contributions made in March 2023 that were earned in 2022. The following aggregate contribution amounts, comprised of executive contributions and registrant contributions, for 2021 and 2020 are included in the reported aggregate balance and were previously reported in the "Summary Compensation Table" as Salary, Non-Equity Incentive Plan Compensation or All Other Compensation for the NEOs other than Mr. Pierce and Mr. Stiles, whose compensation prior to 2021 is not required to be disclosed:

Name	Aggregate Contributions in 2021 ($)	Aggregate Contributions in 2020 ($)
Kevin A. Lobo	464,749	1,234,281
Glenn S. Boehnlein	193,745	254,581
J. Andrew Pierce	859,103	—
Spencer S. Stiles	340,399	—
Viju S. Menon	711,697	913,033
Matching and discretionary contributions to our 401(k) Plan and Supplemental Plan vest based on the total service years of the participant as follows: 20% with two years of service; 40% with three; 60% with four; and 100% with five years of service.
Earnings on all amounts in the Supplemental Plan are based on the returns of the investment choices made by the individual. The selected funds and individual allocation may be changed by the participant at any time. The investment alternatives for the NEOs in the Supplemental Plan are identical to the investment alternatives for all eligible employees under the 401(k) Plan, except that the Supplemental Plan does not allow investment in the Stryker Stock Fund (our matching contribution under the 401(k) Plan on the first 4% of compensation is invested in the Stryker Stock Fund) or life-cycle funds. The investment alternatives are regularly reviewed and periodically change. As of December 31, 2022, participants could choose among several different investment types, including domestic and international equity, fixed income, short-term investment and balanced fund investments. No guaranteed interest rates or returns are provided on investments in the 401(k) Plan or Supplemental Plan.
Benefits from the Supplemental Plan may be paid following termination of employment as a lump sum or in installments, or a combination thereof, based on the individual's payment election. Supplemental Plan benefits payable to NEOs for amounts subject to Internal Revenue Code Section 409A (generally, amounts that were earned and vested after 2004) will not be paid earlier than six months from termination of employment if termination was for any reason other than death.

Potential Payments upon Termination or Change in Control
We have no employment or severance agreement in place with any currently employed NEO. We have in the past paid, and are likely in the future to pay, severance to NEOs based on the specific facts and circumstances at the time of separation. As of December 31, 2022, Mr. Pierce has agreed to Stryker's Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement that provides for potential monthly payments to compensate the individual for not competing in circumstances following termination if the individual is unable to be re-employed without competing, demonstrates efforts to find work that does not violate the non-compete provisions, meets certain other requirements and Stryker does not elect to waive enforcement of the non-competition provisions of the agreement. The non-competition provisions of the agreement are effective for 12 months following termination of employment and, if Stryker is required to make payments, the agreement requires monthly payment of 1/12th of the total salary and incentive bonus (exclusive of benefits, stock awards, and any indirect or deferred compensation) paid in the 12 months preceding termination of employment, less any compensation the individual has received or has the right to receive from Stryker or any other source during the 12 months following termination, including severance payments. The Company could be required to pay Mr. Pierce amounts totaling $1,175,020 if we elected to enforce the non-compete provisions and he satisfied the other requirements. The amount set forth above for Mr. Pierce assumes 2022 salary and bonus levels, a December 31, 2022 termination date and no reduction in payment due to severance payments or other sources of compensation, including amounts received as a result of employment by a non-competitor. Actual future amounts to be paid would vary from the figures above based on factors including termination date, termination event and circumstances, compensation rates at the time, severance payments, the Company's decision whether to enforce the agreement, compensation paid by future employers and other factors and assumptions. Mr. Lobo, Mr. Boehnlein, Mr. Stiles and Mr. Menon have signed a version of Stryker's non-compete agreement that does not contemplate any payment to enforce its restrictions.

Stock options and awards of restricted stock units and performance stock units have the following treatment at various terminating events:

Reason for Employment Termination	Vested Options Exercisable	Unvested Options or Units
Death or Disability	For one year from termination	Options and restricted stock units become 100% vested and options remain exercisable for one year. Performance stock units have prorated vesting through the termination date and are earned based on performance covering the entire three-year performance period.
Retirement(1)(2)	Until original expiration date	Options continue to vest according to the original vesting schedule and are exercisable until the original expiration date. Restricted stock units continue to vest according to the original vesting schedule. Performance stock units have prorated vesting through the date of retirement and are earned based on performance covering the entire three-year performance period.
Other Reasons	For 30 days from termination	Forfeited.
______________
(1)    In our 2011 Plan, for stock awards granted after 2019, retirement is defined as termination at or after age 65, or age 55 if the individual has been employed by Stryker for at least 10 years. For stock awards granted in 2019 and prior years, retirement is defined as termination at or after age 65, or age 60 if the individual has been employed by Stryker for at least 10 years. As of December 31, 2022, Mr. Lobo and Mr. Boehnlein have met the age and service requirements for retirement as defined in the 2011 Plan for stock awards granted after 2019. Mr. Boehnlein has also met the age and service requirements for stock awards granted in 2019 and prior years. Mr. Pierce, Mr. Stiles and Mr. Menon have not met the age and service requirements for retirement related to any of their stock awards.
(2)    Stock awards granted prior to 2018 had the following retirement treatment for unvested awards:

Award Type	Retirement Treatment of Unvested Awards
Stock Options	Become 100% vested and are exercisable until original expiration date.
Restricted Stock Units	Forfeited.
Performance Stock Units	Forfeited.
Our 2006 Long-Term Incentive Plan and 2011 Plan expressly permit the Compensation and Human Capital Committee at its sole discretion to accelerate vesting and take other actions on awards that it deems appropriate following a change in control of the Company.
The estimated value of unvested options, restricted stock units and performance stock units that would not be forfeited upon termination due to death, disability or retirement and could be vested upon the occurrence of a change in control as of December 31, 2022 is set forth in the table below for each NEO. The unrealized values of the unvested options and units are based on the closing price of our Common Stock of $244.49 as reported for NYSE Composite Transactions on December 30, 2022.

	Unrealized Value of Unvested Stock Options, Restricted Stock Units and Performance Stock Units ($)(1)
Name	Death or Disability	Retirement	Change in Control
Kevin A. Lobo	23,564,054	16,819,725	29,813,219
Glenn S. Boehnlein	7,132,840	7,132,840	8,917,617
J. Andrew Pierce	5,156,708	—	6,698,951
Spencer S. Stiles	5,558,650	—	7,100,893
Viju S. Menon	4,977,183	—	6,066,141
______________
(1)    The unrealized value of unvested stock options is calculated using the difference between the closing price of our Common Stock of $244.49 on December 30, 2022 and the exercise price of the option established at the time of grant.
The timing of payment of certain amounts, such as the Supplemental Plan payments, is structured to comply with Internal Revenue Code Section 409A, which generally requires payments (other than grandfathered payments) to our NEOs to be made no earlier than six months following termination.
The Company does not pay for any form of post-retirement healthcare benefits for our NEOs or any other employee.

Pay versus Performance
The following table presents, for the three most recently completed fiscal years, the Summary Compensation Table total compensation for our Principal Executive Officer ("PEO"), the average Summary Compensation Table total compensation for our other NEOs that are not the PEO, the compensation actually paid amounts for our PEO, the average compensation actually paid amounts for our other NEOs that are not the PEO, our total shareholder return, the total shareholder return for the Standard & Poor's ("S&P") 500 Health Care Index, our net income and our company-selected measure, which represents our reported net sales growth. Compensation decisions are made independently of the Pay versus Performance disclosure below. See “Compensation Discussion and Analysis” beginning on page 22 for a description of the compensation decisions made for fiscal year 2022.

			Average Summary Compensation Table Total for non-PEO NEOs ($)		Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)		Average Compensation Actually Paid to non-PEO NEOs ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (in $ millions)	Reported Net Sales Growth (%)
2022	18,563,214	12,264,070	5,246,489	3,957,048	120.59	140.29	2,358	7.8
2021	16,359,898	27,355,709	5,769,074	8,031,745	130.25	143.09	1,994	19.2
2020	13,317,032	24,002,852	4,018,502	6,159,267	118.17	113.45	1,599	(3.6)
Summary Compensation Table Total for PEO: This column represents the total compensation value for our PEO as reported in the Summary Compensation Table. Mr. Lobo was the PEO for each of the covered years in the table.
Compensation Actually Paid to PEO: This column represents the compensation actually paid value for our PEO calculated according to the methodology prescribed by the SEC. The following table summarizes the adjustments to the Summary Compensation Table value which resulted in the compensation actually paid amount for our PEO:

Year	Summary Compensation Table Total ($)	Grant Date Fair Value of Equity Awards Granted During the Year ($)	Year-End Fair Value of Equity Awards Granted During the Year that Remain Unvested as of Year-End ($)(1)	Change in Fair Value as of Year-End of Equity Awards Granted in Any Prior Year that Remain Unvested as of Year-End ($)(1)	Fair Value of Awards Granted During the Year that Vested During the Year ($)(1)(2)	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Any Prior Year that Vested During the Year ($)(1)	Compensation Actually Paid ($)
2022	18,563,214	(15,255,044)	6,342,316	(4,780,136)	8,729,415	(1,335,695)	12,264,070
2021	16,359,898	(12,767,235)	6,889,809	6,410,096	9,623,555	839,586	27,355,709
2020	13,317,032	(10,343,262)	14,179,526	11,430,242	—	(4,580,686)	24,002,852
______________
(1)The fair value of equity awards (performance stock units, restricted stock units and stock option awards) is calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model. The assumptions (risk-free interest rate, expected dividend yield, expected stock price volatility and expected option life) used in the calculation of the fair value of stock option awards at each measurement date for purposes of determining the compensation actually paid amounts have been updated, as necessary, relative to the assumptions used in the grant date fair value calculations for the respective stock option awards.
(2)Represents the fair value of stock options that were no longer considered to have a risk of forfeiture due to Mr. Lobo having met the age and service requirements for retirement as defined in the 2011 Plan for stock awards granted after 2019.
Average Summary Compensation Table Total for non-PEO NEOs: This column represents the average total compensation value as reported in the Summary Compensation Table for Named Executive Officers other than the Principal Executive Officer. The following table lists by year the non-PEO NEOs included in the calculation of the average values in the table:

2022	2021	2020
Glenn S. Boehnlein	Glenn S. Boehnlein	Glenn S. Boehnlein
J. Andrew Pierce	J. Andrew Pierce	Timothy J. Scannell
Spencer S. Stiles	Spencer S. Stiles	Viju S. Menon
Viju S. Menon	Viju S. Menon	Robert S. Fletcher
Timothy J. Scannell
Average Compensation Actually Paid to non-PEO NEOs: This column represents the average compensation actually paid value for our non-PEO NEOs calculated according to the methodology prescribed by the SEC. The following table summarizes the average adjustments to the average Summary Compensation Table value which resulted in the average compensation actually paid amount for our non-PEO NEOs:

Year	Average Summary Compensation Table Total ($)	Average Grant Date Fair Value of Equity Awards Granted During the Year ($)	Average Year-End Fair Value of Equity Awards Granted During the Year that Remain Unvested as of Year-End ($)(1)	Average Change in Fair Value as of Year-End of Equity Awards Granted in Any Prior Year that Remain Unvested as of Year-End ($)(1)	Average Fair Value of Awards Granted During the Year that Vested During the Year ($)(1)(2)	Average Change in Fair Value as of the Vesting Date of Equity Awards Granted in Any Prior Year that Vested During the Year ($)(1)	Average Compensation Actually Paid ($)
2022	5,246,489	(3,978,330)	3,406,068	(1,050,024)	633,329	(300,484)	3,957,048
2021	5,769,074	(4,365,641)	3,762,663	1,482,305	1,259,204	124,140	8,031,745
2020	4,018,502	(2,801,360)	2,283,881	2,371,276	954,457	(667,489)	6,159,267
______________
(1)The fair value of equity awards (performance stock units, restricted stock units and stock option awards) is calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model. The assumptions (risk-free interest rate, expected dividend yield, expected stock price volatility and expected option life) used in the calculation of the fair value of stock option awards at each measurement date for purposes of determining the compensation actually paid amounts have been updated, as necessary, relative to the assumptions used in the grant date fair value calculations for the respective stock option awards.
(2)Includes the fair value of stock options granted in 2020, 2021 and 2022 and the fair value of restricted stock units granted in 2021 to Mr. Boehnlein that were no longer considered to have a risk of forfeiture due to Mr. Boehnlein having met the age and service requirements for retirement as defined in the 2011 Plan for stock awards granted after 2019. Also included is the fair value of stock options granted in 2020 and 2021 to Mr. Scannell that were no longer considered to have a risk of forfeiture due to Mr. Scannell having met the age and service requirements for retirement as defined in the 2011 Plan for stock awards granted after 2019.
Total Shareholder Return: This column represents the total returns (including reinvestments of dividends) of our Common Stock assuming $100 was invested on December 31, 2019.
Peer Group Total Shareholder Return: This column represents the total returns (including reinvestments of dividends) of the S&P 500 Health Care Index used for purposes of Item 201(e) of Regulation S-K. Refer to Item 5 in our 2022 Annual Report on Form 10-K for further information on the peer group. Values in this column assume $100 was invested on December 31, 2019.
Net Income: This column represents our net earnings (in $ millions) as reported in conformance with GAAP.
Reported Net Sales Growth: This column represents the annual percentage change in our reported net sales as reported in conformance with GAAP. We believe this measure is the most important financial performance measure (that is otherwise not required to be disclosed in the Pay versus Performance table) used in linking compensation actually paid to our PEO and other NEOs to our performance for the most recently completed fiscal year. Sales metrics are prominently used in the NEOs' annual bonus plans and performance stock unit awards. Our reported net sales growth in 2022 is a large factor in determining the fair value as of December 31, 2022 for three performance stock unit cycles (the grants of performance stock units made in 2020, 2021 and 2022) thereby significantly influencing the 2022 total compensation actually paid amounts to our PEO and other NEOs.
Most Important Financial Measures
The measures listed below represent the most important financial performance measures used to link compensation actually paid to our NEOs to our performance for the most recently completed fiscal year. Refer to the section entitled "Compensation Discussion and Analysis" beginning on page 22 for a description of the compensation programs and practices applicable to our NEOs.

Reported net sales growth
Constant currency sales
Adjusted diluted net earnings per share growth
Adjusted operating income
Relationship of Our Total Shareholder Return and the Peer Group Total Shareholder Return
Our cumulative total shareholder return during the three-year period of 2020 to 2022 was less than that of the S&P 500 Health Care Index. This was a result of the COVID-19 pandemic and macroeconomic conditions having very different impacts on our Company relative to many companies in the S&P 500 Health Care Index.
Relationship of Compensation Actually Paid and Our Total Shareholder Return
The compensation actually paid to our PEO and other NEOs was strongly aligned to our total shareholder return during the three-year period of 2020 to 2022. This is largely a result of the significant weighting of equity-based compensation, which is directly linked to the price of our Common Stock, in the pay program for the PEO and other NEOs.
Relationship of Compensation Actually Paid and Our Net Income
The compensation actually paid to our PEO and other NEOs had limited alignment to our reported net income during the three-year period of 2020 to 2022. Reported net income is not used as a performance measure in the pay programs for our PEO and other NEOs, nor is it used when determining any other component of pay for this group.
Relationship of Compensation Actually Paid and Our Reported Net Sales Growth
The compensation actually paid to our PEO and other NEOs was aligned to our reported net sales growth during the three-year period of 2020 to 2022. Our one-year reported net sales growth performance is used in the performance stock units program when calculating our three-year average reported net sales growth performance relative to a comparison group of companies, which has represented 50% of the target award opportunity in each grant of performance stock units.

Ratio of 2022 Compensation of the Chief Executive Officer to that of the Median Employee
Pursuant to the SEC's guidance under Item 402(u) of Regulation S-K, we are required to disclose the annual total compensation for both our Chief Executive Officer and median employee and the ratio of those two amounts. The pay ratio discussed in this section is an estimate based on the Company's good faith efforts to reasonably calculate it. As a result of the flexibility permitted when identifying the median employee and the Company's specific pay practices and workforce composition, the Company's pay ratio may not be comparable to the pay ratios of other companies.
•The 2022 annual total compensation of our Chief Executive Officer was $18,563,214.
•The 2022 annual total compensation of our identified median employee was $79,194.
•The ratio of the annual total compensation of our Chief Executive Officer to that of our identified median employee was estimated to be 234 to 1.
The median employee used in calculating the pay ratio in this Proxy Statement is different than the median employee used in the proxy statement for our annual meeting in 2022. The employment of the previous median employee ended during 2022. As permitted by SEC rules, we substituted the previously identified median employee with another employee whose compensation was substantially similar to the previously identified median employee, based on the consistently applied compensation measure (as described in the table below) that was used to identify the previous median employee. We believe that since there has not been a meaningful change to our employee population or a change in our employee compensation arrangements since our pay ratio disclosure in 2022 that the employee population used to determine the previous median employee could be used to identify the median employee used in this Proxy Statement. An overview of the methodology used to identify the median employee that was used to calculate the pay ratio in this Proxy Statement is summarized below.

Item	Description
Determination date	Our global employee population as of October 1, 2021 was used to identify the median employee.
Employee population	The total employee population (excluding the CEO) as of October 1, 2021 was approximately 43,600. When determining the median employee, we excluded approximately 50 employees related to the acquisition of TMJ Solutions, Inc. in April 2021 and approximately 30 employees related to the acquisition of Gauss Surgical, Inc. in September 2021. As a result, the employee population used to determine the median employee was approximately 43,500.
Consistently applied compensation measure	Actual cash compensation, measured over the twelve month period of October 2020 through September 2021. Values were converted into United States Dollars using the exchange rates in effect on September 30, 2021.

COMPENSATION OF DIRECTORS
The structure of our non-employee director pay program in 2022, determined by the full Board, was generally unchanged from 2021 except for an increase to the annual fee for our non-employee directors (increased from $115,000 to $120,000) and an increase to the target value of the annual stock award of restricted stock units (increased from $177,000 to $200,000). Both of the changes became effective May 4, 2022.
•Mr. Lobo received no additional compensation for his service as a director.
•The annualized fixed fee for our non-employee directors was $120,000 (increased from $115,000 in May 2022).
•The additional annualized fee for serving as the Lead Independent Director was $40,000.
•The annualized fee for serving as the Audit Committee chair was $20,000 and the annualized fee for serving as either of the other Committee chairs was $15,000.
•On May 4, 2022, each non-employee director was awarded 841 restricted stock units. The restricted stock units granted in 2022 vest in May 2023 and each non-employee director had the ability to voluntarily defer the settlement of the restricted stock units until his or her departure from the Board or a specified date in the future.
•Stock ownership guideline for each non-employee director equal to $600,000 with a five-year time frame for compliance.
The 2022 compensation for our directors who were not employees was as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mary K. Brainerd(2)	128,146	204,447	332,593
Giovanni Caforio, M.D.	118,297	204,447	322,744
Srikant M. Datar, Ph.D.	118,297	204,447	322,744
Allan C. Golston(3)	147,033	204,447	351,480
Sherilyn S. McCoy(4)	149,712	204,447	354,159
Andrew K. Silvernail	138,297	204,447	342,744
Lisa M. Skeete Tatum	118,297	204,447	322,744
Ronda E. Stryker	118,297	204,447	322,744
Rajeev Suri	118,297	204,447	322,744
______________
(1)    The Stock Awards column represents the aggregate grant date fair value of restricted stock units calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification.
(2)    Ms. Brainerd was appointed Governance and Nominating Committee Chair on May 4, 2022. The annual fee for serving as Governance and Nominating Committee Chair of $15,000 was prorated for her partial year of service.
(3)    Mr. Golston served as Lead Independent Director until May 4, 2022. The annual fee for serving as Lead Independent Director of $40,000 was prorated for his partial year of service.
(4)    Ms. McCoy served as Governance and Nominating Committee Chair until May 4, 2022. The annual fee for serving as Governance and Nominating Committee Chair of $15,000 was prorated for her partial year of service. Ms. McCoy was appointed Lead Independent Director on May 4, 2022. The annual fee for serving as Lead Independent Director of $40,000 was prorated for her partial year of service.
The number of outstanding restricted stock units, which includes both unvested as well as deferred restricted stock units, and unexercised stock options held by each non-employee director as of December 31, 2022 was as follows:

Name	Stock Awards Outstanding at December 31, 2022 (#)(1)	Option Awards Outstanding at December 31, 2022 (#)
Mary K. Brainerd	841	3,005
Giovanni Caforio, M.D.	1,157	—
Srikant M. Datar, Ph.D.	841	11,970
Allan C. Golston	2,826	16,325
Sherilyn S. McCoy	4,510	—
Andrew K. Silvernail	4,510	16,325
Lisa M. Skeete Tatum	1,832	—
Ronda E. Stryker	1,889	21,845
Rajeev Suri	841	—
______________
(1)    The settlement of 316 of the outstanding restricted stock units held by Dr. Caforio, 1,985 of the outstanding restricted stock units held by Ms. McCoy, all of the outstanding restricted stock units held by Mr. Silvernail and 991 of the outstanding restricted stock units held by Ms. Skeete Tatum has been deferred by a voluntary election until departure from the Board. The settlement of 1,985 of the outstanding restricted stock units held by Mr. Golston, 1,684 of the outstanding restricted stock units held by Ms. McCoy and 1,048 of the outstanding restricted stock units held by Ms. Stryker has been deferred by a voluntary election until a future date.
Options that were previously granted to non-employee directors become exercisable as to 20% of the underlying shares per year over five years. Restricted stock units granted in 2022 vest on May 4, 2023.
The 2023 annual non-employee director fees remain the same as the 2022 fees.

AUDIT COMMITTEE REPORT
We constitute the Audit Committee of the Board of Directors of Stryker Corporation. We serve in an oversight capacity and are not intended to be part of Stryker's operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Stryker's independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of the Company's internal control over financial reporting as of December 31, 2022. We monitor and oversee these processes. We also approve the selection and appointment of Stryker's independent registered public accounting firm and recommend the ratification of such selection and appointment to the Board.
In this context, we met and held discussions with management and Ernst & Young LLP, the Company's independent registered public accounting firm, throughout the year and reported the results of our activities to the Board. We specifically did the following:
•Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with Stryker's management;
•Discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission; and
•Received the written disclosures and the letter from Ernst & Young LLP as required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, regarding its communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence.
Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by:

Andrew K. Silvernail, Chair
Srikant M. Datar, Ph.D.
Lisa M. Skeete Tatum
Rajeev Suri

Members of the Audit Committee

ADDITIONAL INFORMATION

Proposals for Inclusion in our 2024 Proxy Materials (SEC Rule 14a-8)
SEC Rule 14a-8 permits shareholders to submit proposals for inclusion in our proxy materials if the shareholders and the proposals meet the specified requirements. If you would like to submit a proposal under SEC Rule 14a-8 for inclusion in the proxy materials for our 2024 annual meeting, the proposal must be received by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 on or prior to November 29, 2023. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.

Director Nominations for Inclusion in our 2024 Proxy Materials (Proxy Access)
Under our Bylaws, if a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements in our Bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in the proxy materials for our 2024 annual meeting, then the nominations must be received by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, no earlier than October 30, 2023 and no later than November 29, 2023. Additional information about these proxy access requirements can be found in our Bylaws, which are available in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/bylaws or may be obtained by written request to our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule14a-19 does not override or supersede the longer advance notice requirement under our Bylaws.

Other Proposals or Nominations to be Brought Before our 2024 Annual Meeting (Advance Notice)
Under our Bylaws, any shareholder proposal, including a director nomination, that is not submitted for inclusion in the proxy materials for our 2024 annual meeting and is instead sought to be presented directly at our 2024 annual meeting, must follow certain procedures. These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2024 annual meeting must be received in writing by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 no earlier than January 3, 2024 and no later than February 2, 2024. The notice must contain certain information about the shareholder making the proposal, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. Additional information about these advance notice requirements can be found in our Bylaws, which are available in the Governance area of the Investor Relations section of our website at www.stryker.com/ investors/bylaws or may be obtained by written request to our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure by directors, officers and greater-than-10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2022 except for one Form 4 for each of Ms. Yin C. Becker, Mr. Glenn S. Boehnlein, Ms. M. Kathryn Fink, Mr. Kevin A. Lobo, Mr. Viju S. Menon, Mr. J. Andrew Pierce and Mr. Spencer S. Stiles with respect to one transaction each. The transactions were not reported timely due to administrative error.

Other Matters
At this time, we do not know of any matter to be brought before the meeting other than those referred to above. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matter.

Expenses of Solicitation
The cost of solicitation of proxies for the annual meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. In addition, we have retained Innisfree M&A Incorporated to act as proxy solicitor for the annual meeting for a fee of $17,500 plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

Householding
In accordance with a notice sent to certain street name shareholders of Common Stock who share a single address, shareholders at a single address will receive only one copy of this Proxy Statement and our 2022 Annual Report on Form 10-K unless we have previously received contrary instructions. This practice, known as "householding," is designed to reduce our printing and postage costs. We currently do not "household" for shareholders of record.
If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement or our 2022 Annual Report on Form 10-K, you may visit www.ProxyVote.com, call 1-800-579-1639 or send an email to

sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line, and the documents will be delivered to you promptly upon receiving the request.
You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares. You may also change your householding preferences through the Broadridge Householding Election system at 1-866-540-7095 using the control number provided to you.

By Order of the Board of Directors

J. Andrés Cedrón
Vice President, Corporate Secretary
March 28, 2023

APPENDIX A — RECONCILIATION OF THE MOST DIRECTLY COMPARABLE GAAP MEASURE TO NON-GAAP FINANCIAL MEASURE
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including adjusted net earnings, adjusted net earnings per diluted share and free cash flow excluding recall payments. We believe these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes these adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings. To measure free cash flow excluding recall payments, we adjust cash provided by operating activities by the amount of purchases of property, plant and equipment and proceeds from long-lived asset disposals and remove the impact of certain legal settlements and recall payments.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings, net earnings per diluted share and cash provided by operating activities, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:

	2017	2018	2019	2020	2021	2022
	Net Earnings ($ millions)
Reported	$1,020	$3,553	$2,083	$1,599	$1,994	$2,358
Acquisition and integration-related costs:
Inventory stepped-up to fair value	20	9	51	36	203	9
Other acquisition and integration-related	31	90	160	157	244	104
Amortization of purchased intangible assets	250	338	375	381	489	495
Restructuring-related and other charges	155	179	180	397	345	283
Goodwill impairment	—	—	—	—	—	216
Medical device regulations	—	10	48	63	90	115
Recall-related matters	131	18	154	13	89	(12)
Regulatory and legal matters	25	141	(33)	8	(12)	69
Tax matters	833	(1,559)	121	173	32	(55)
Adjusted	$2,465	$2,779	$3,139	$2,827	$3,474	$3,571

	Net Earnings Per Diluted Share
Reported	$2.68	$9.34	$5.48	$4.20	$5.21	$6.17
Acquisition and integration-related costs:
Inventory stepped-up to fair value	0.05	0.02	0.13	0.10	0.53	0.02
Other acquisition and integration-related	0.09	0.24	0.42	0.41	0.64	0.27
Amortization of purchased intangible assets	0.67	0.89	0.99	1.00	1.28	1.30
Restructuring-related and other charges	0.41	0.47	0.47	1.04	0.90	0.74
Goodwill impairment	—	—	—	—	—	0.57
Medical device regulations	—	0.03	0.13	0.17	0.24	0.30
Recall-related matters	0.34	0.05	0.41	0.03	0.23	(0.03)
Regulatory and legal matters	0.06	0.37	(0.09)	0.02	(0.02)	0.18
Tax matters	2.19	(4.10)	0.32	0.46	0.08	(0.18)
Adjusted	$6.49	$7.31	$8.26	$7.43	$9.09	$9.34

Effective tax rate - Reported	50.6%	(50.8)%	18.7%	18.2%	12.6%	12.1%
Effective tax rate - Adjusted	15.6%	16.7%	15.8%	12.6%	14.9%	14.0%
Weighted average diluted shares outstanding (millions)	380.1	380.3	379.9	380.3	382.3	382.2
A-1

	2020	2021	2022
	Free Cash Flow Excluding Recall Payments ($ millions)
Cash provided by operating activities	$3,277	$3,263	$2,624
Purchases of property, plant and equipment	(487)	(525)	(588)
Proceeds from long-lived asset disposals	14	11	15
Recall payments	17	221	157
Free cash flow excluding recall payments	$2,821	$2,970	$2,208

Refer to "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2022 Annual Report on Form 10-K for further details regarding the adjustments to our net earnings and net earnings per diluted share.
A-2

STRYKER CORPORATION
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
OPERATIONS CENTER
6201 15TH AVENUE
BROOKLYN, NY 11219

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SYK2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99551-P88390 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.

1. Election of Ten Directors:

Nominees:

	For	Against	Abstain
1a) Mary K. Brainerd	☐	☐	☐
1b) Giovanni Caforio, M.D.	☐	☐	☐
1c) Srikant M. Datar, Ph.D.	☐	☐	☐
1d) Allan C. Golston	☐	☐	☐
1e) Kevin A. Lobo(1)	☐	☐	☐
1f) Sherilyn S. McCoy(2)	☐	☐	☐
1g) Andrew K. Silvernail	☐	☐	☐
1h) Lisa M. Skeete Tatum	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐
1j) Rajeev Suri	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
5. Shareholder Proposal on Political Disclosure.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3, 1 YEAR for Proposal 4, and AGAINST Proposal 5.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

stryker

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2022 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

D99552-P88390

stryker

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2023

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 28, 2023, hereby appoint(s) SHERILYN S. MCCOY and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 10, 2023, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)